UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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HIGHPOINT RESOURCES CORPORATION
(Name of the Registrant as Specified in its Charter)
Not Applicable
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555 17th Street, Suite 3700
Denver, Colorado 80202
(303) 293-9100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held April 28, 2020

Dear Shareholder:

The annual meeting of shareholders of HighPoint Resources Corporation will be held on Tuesday, April 28, 2020, at 8:30 a.m., Mountain Time, at 555 17th Street, 38th Floor, Crystal Peak "A" Conference Room, Denver, Colorado 80202, for the following purposes:

1.	To elect the eight directors identified in the accompanying proxy statement;

2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers ("say-on-pay");

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020;

4.	To consider and vote upon a proposal to amend the HighPoint Resources Corporation 2012 Equity Incentive Plan;

5.
To consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging between 1-for-10 and 1-for-100, and a proportionate reduction in the number of authorized shares of our common stock, with an exact ratio as may be determined by our Board in its sole discretion at a later date (the "Reverse Stock Split"); and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

You are entitled to vote if you were a shareholder of record at the close of business on the record date, March 2, 2020.

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Important Notice Regarding the Availability of Proxy Materials.

A copy of our 2019 annual report can be obtained by following the instructions on the Important Notice Regarding the Availability of Proxy Materials.

An Important Notice Regarding the Availability of Proxy Materials will be mailed to you on or about March 18, 2020. The Notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2019 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

The Board of Directors recommends shareholders vote FOR each of the director nominees and FOR Proposals 2, 3, 4 and 5.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

By Order of the Board of Directors

/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Secretary

Denver, Colorado
March 18, 2020

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held April 28, 2020

This proxy statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors (sometimes referred to as the "Board") of HighPoint Resources Corporation, a Delaware corporation ("we", "our", "us", "HighPoint" or the "Company"), to be voted at our annual meeting of shareholders to be held at 8:30 a.m. (Mountain Time) on April 28, 2020 at 555 17th Street, 38th Floor, Crystal Peak "A" Conference Room, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that the Important Notice Regarding the Availability of Proxy Materials will be first mailed or given to shareholders on or about March 18, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 28, 2020. This proxy statement is available at www.proxydocs.com/HPR.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the meeting is:

1.
To elect Mark S. Berg, Scott A. Gieselman, Craig S. Glick, Lori A. Lancaster, Jim W. Mogg, Edmund P. Segner, III, Randy I. Stein, and R. Scot Woodall as directors of the Company to hold office until the annual meeting of shareholders to be held in 2021 and thereafter until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers ("say-on-pay");

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020;

4.	To consider and vote upon a proposal to amend the HighPoint Resources Corporation 2012 Equity Incentive Plan;

5.
To consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging between 1-for-10 and 1-for-100, and a proportionate reduction in the number of authorized shares of our common stock, with an exact ratio as may be determined by our Board in its sole discretion at a later date (the "Reverse Stock Split"); and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Am I entitled to vote at the meeting?

Only shareholders of record on March 2, 2020, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 2, 2020, there were 211,530,663 outstanding shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we furnish our proxy materials to our shareholders over the Internet, rather than mailing printed copies of those materials to each shareholder. Each shareholder who receives an Important Notice Regarding the Availability of Proxy Materials (sometimes referred to as the "Notice") has the right to vote on all matters presented at the meeting.

You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice provides instructions as to how you may access and review a copy of our proxy materials, including this proxy statement and our annual report, on the Internet. The Notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another shareholder and have received only one Notice, follow the instructions on the Notice to request that a separate copy of these materials be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or other nominee to request a separate copy of these materials.

Can I vote my shares by filling out and returning the Important Notice Regarding the Availability of Proxy Materials?

No. The Important Notice Regarding the Availability of Proxy Materials only identifies the items to be voted on at the meeting.

You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information, please see "What are the different methods that I can use to vote my shares of common stock?" below.

What is the difference between holding shares as a "shareholder of record" and holding shares as "beneficial owner" (or in "street name")?

Most shareholders are considered "beneficial owners" of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in "street name."

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the "shareholder of record" with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by telephone or via the Internet, or to vote in person at the meeting. For additional information, please see "What are the different methods that I can use to vote my shares of common stock?" below.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name, and the Important Notice Regarding the Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares by following the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting. If you are a beneficial owner of shares held in street name and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on "routine" matters, but cannot vote on "non-routine" matters. If the broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

What are the different methods that I can use to vote my shares of common stock?

Shareholder of Record: If you are a shareholder of record, there are several ways for you to vote your shares, as follows:

By Written Proxy: Shareholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

By Telephone or Via the Internet: Shareholders of record who received the Important Notice Regarding the Availability of Proxy Materials can vote their shares by telephone or via the Internet by following the instructions provided in the Notice. Shareholders of record who vote by telephone or via the Internet need not return a proxy card by mail.

In Person: All shareholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their broker, bank or nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

What are my voting rights as a shareholder?

Shareholders are entitled to one vote for each share of our common stock that they own as of the record date. There is no cumulative voting for directors.

Can I revoke or change my vote?

Yes. A shareholder of record may revoke or change a proxy vote before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy, or by attending the meeting and voting in person. Shareholders of record who vote by the Internet or by telephone may change their votes by re-voting by telephone or the Internet. Beneficial owners must follow instructions provided by their broker, bank or other nominee. A shareholder's last timely vote, whether via the

Internet, by telephone, by mail or in person, is the one that will be counted.

What constitutes a quorum?

Shareholders representing a majority of all the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on March 2, 2020, the record date for the meeting, there were 211,530,663 shares of our common stock outstanding.

What are the Board's recommendations?

Our Board recommends a vote:

•	"FOR" each of the eight nominees for election as directors;

•	"FOR" the proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers ("say-on-pay");

•	"FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020;

•	"FOR" the proposal to amend the 2012 Equity Incentive Plan; and

•	"FOR" the proposal to approve the Reverse Stock Split.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

The affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. As a result, the eight nominees for election as directors who receive the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers ("say-on-pay") requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Abstentions will have no effect on the outcome of the ratification. There will be no broker non-votes on this proposal because it is considered a routine matter.

Approval to amend the Company's 2012 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the 2012 Equity Incentive Plan amendment proposal.

Approval of the Reverse Stock Split requires the affirmative vote of a majority of the shares outstanding and entitled to vote (in person or by proxy). Broker non-votes and abstentions will have the same effect as a vote "AGAINST" the proposal.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted "FOR" the election of the nominees named in this proxy statement for director, "FOR" approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, "FOR" ratification of the appointment of Deloitte & Touche LLP, "FOR" approval of the amendment to the Company's 2012 Equity Incentive Plan, and "FOR" approval of the Reverse Stock Split. Votes at the annual meeting will be counted by the inspector of election appointed by the chair of the meeting.

Other Information

A copy of our annual report for the year ended December 31, 2019 may be obtained by following the instructions on the Important Notice Regarding the Availability of Proxy Materials. None of the information contained in our annual report is proxy solicitation material.

We will bear the expense of soliciting proxies. Our officers, directors, and employees may solicit proxies, but without compensation for that solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in forwarding such solicitation materials. All expenses involved in preparing, assembling, and mailing this proxy statement and the enclosed material will be paid by us.

Unless the context indicates otherwise, the terms "us," "we," "our," or the "Company" will be used in this proxy statement to include HighPoint Resources Corporation and all of its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board of Directors is not classified, and all directors serve annual terms until their successors are duly elected and qualified.

On behalf of the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors has nominated incumbent directors Mark S. Berg, Scott A. Gieselman, Craig S. Glick, Lori A. Lancaster, Jim W. Mogg, Edmund P. Segner, III, Randy I. Stein, and R. Scot Woodall, for re-election to the Board at the annual meeting. The Board of Directors recommends that each of those nominees be re-elected to hold office until the annual meeting of shareholders to be held in 2021, and thereafter until his or her successor is elected and qualified or his or her earlier resignation or removal. Biographical information concerning each nominee and our executive officers is set forth below under "Directors and Executive Officers."

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of common stock held in the shareholder's name on each matter. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented by that proxy for Mark S. Berg, Scott A. Gieselman, Craig S. Glick, Lori A. Lancaster, Jim W. Mogg, Edmund P. Segner, III, Randy I. Stein, and R. Scot Woodall. For purposes of the election of directors, withheld votes, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Each of the nominees named above has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors or the Nominating and Corporate Governance Committee may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MARK S. BERG, SCOTT A. GIESELMAN, CRAIG S. GLICK, LORI A. LANCASTER, JIM W. MOGG, EDMUND P. SEGNER, III, RANDY I. STEIN, AND R. SCOT WOODALL AS DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

The following table sets forth, as of March 18, 2020, the names of our directors, their respective positions and ages, and the year in which each director was initially elected. All directors stand for election annually.

Non-Employee Directors	Age	Position	Year First Elected as Director
Jim W. Mogg (1)(2)(3)	71	Chair	2007
Mark S. Berg (1) (3)	61	Director	2018
Scott A. Gieselman	56	Director	2018
Craig S. Glick	60	Director	2018
Andrew C. Kidd (2)(4)	57	Director	2018
Lori A. Lancaster (2)(4)	50	Director	2018
William F. Owens (1)(2)	69	Director	2010
Edmund P. Segner, III (1)(3)(4)	66	Director	2009
Michael R. Starzer (3)	58	Director	2018
Randy I. Stein (2)(4)	66	Director	2004
Michael E. Wiley (1)(3)(4)	69	Director	2005

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating Committee and Corporate Governance Committee.

(3)	Member of the Reserves and EHS Committee.

(4)	Member of the Audit Committee.

In connection with the 2020 annual meeting of shareholders, the Board decided to reduce its size by four members. The Board's decision in this regard was taken in response to the current commodity price environment, and in light of other cost reductions undertaken by the Company, including lowering capital expenditures and reducing the officer ranks in 2019.  Accordingly, Messrs. Kidd, Owens, Starzer and Wiley decided that they would not stand for re-election at the 2020 annual meeting of shareholders. It is the Board's intent, immediately following the annual meeting of shareholders, to take action to formally reduce the size of the Board from twelve members to eight members. Five of the eight directors will be independent under New York Stock Exchange ("NYSE") Rules.

Information regarding each director nominee's principal occupation for the past five years, other directorships and additional information is set forth below.

Jim W. Mogg. Mr. Mogg has served as a director of the Company since May 2007, as Lead Director from February 2010 until January 2013, and as Chair since January 2013. Mr. Mogg has served as a director of Matrix Service Company, a publicly traded engineering and construction company, since August 2013, and was elected as Chairman in October of 2018. Mr. Mogg has served as a director of ONEOK, Inc., a publicly traded diversified energy company, since July 2007. Mr. Mogg served as a director of ONEOK Partners, L.P. from August 2009 until it was merged into an affiliate in July 2017 and ceased to be publicly traded. From 2005 to 2007, Mr. Mogg served as Chairman of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P., and from 2004 through 2006, Mr. Mogg was Group Vice President and Chief Development Officer for Duke Energy Corporation. Mr. Mogg is currently on the Audit Committee and Nominating and Corporate Governance Committee at ONEOK Inc. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President and Chief Executive Officer from April 2000 through December 2003. DCP Midstream, LLC was the general partner of TEPPCO Partners, LP and Mr. Mogg was Vice Chairman of TEPPCO Partners from April 2000 to May 2002 and Chairman from May 2002 to February 2005. In addition, Mr. Mogg held various executive and senior management positions at Duke Energy and Pan Energy over a 27 year period. Mr. Mogg has a Bachelor of Science in Mathematics from Southwestern Oklahoma State University and completed the Advanced Management Program at Harvard University. The Board has concluded that Mr. Mogg is qualified to serve as a director due to his extensive oil and gas industry executive management experience, including serving as chief executive officer, in addition to extensive experience as a public company director.

Mark S. Berg. Mark Berg currently serves as the Executive Vice President, Corporate Operations for Pioneer Natural Resources Company ("Pioneer"). Mr. Berg has over fourteen years of experience with Pioneer in various roles, including as Executive Vice President & General Counsel from April 2005 to January 2014, Executive Vice President, Corporate from January 2014 to August 2015, and as Executive Vice President, Corporate/Operations from August 2015 until assuming his current role. Mr. Berg has served as a director of ProPetro Holding Corp., an oilfield services company, since February 2019. He began his career in 1983 with the Houston-based law firm Vinson & Elkins L.L.P. and served as a partner from 1990 through 1997. He served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2001. Subsequent to the sale of American General to American International Group, Mr. Berg was appointed Senior Vice President, General Counsel and Secretary of Hanover Compressor Company, a NYSE company specializing in natural gas compression and processing. Mr. Berg received his Juris Doctor, with honors, from the University of Texas School of Law, and graduated magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Public Policy from Tulane University. The Board has concluded that Mr. Berg is qualified to serve as a director because of his current position as an executive officer of a public oil and gas company, in addition to his being an experienced oil and gas attorney.

Scott A. Gieselman. Mr. Gieselman has served as a director of the Company since March 2018. Mr. Gieselman has served as a Partner at NGP Energy Capital Management, L.L.C. since April 2007. Prior to joining NGP, Mr. Gieselman worked in various positions in the investment banking energy group of Goldman, Sachs & Co., where he became a partner in 2002. Since February 2017, Mr. Gieselman has served on the board of Vantage Energy Acquisition Corp. He served as a Director of WildHorse Resources II, LLC, a private independent energy company, and WildHorse Resource Development Corporation, a Houston-based independent oil and natural gas company, from September 2016 until its merger with Chesapeake Energy in February 2019. Mr. Gieselman served as a member of the board of directors of Rice Energy, Inc. from January 2014 until April 2017, and was a member of the board of directors of Memorial Resource Development Corp. from its formation until it was acquired by Range Resources Corporation in September 2016. In addition, Mr. Gieselman served as a member of the board of directors of Memorial Production Partners GP LLC from December 2011 until March 2016. Mr. Gieselman received a B.S. in 1985 and an M.B.A. in 1988 from Boston College. The Board has concluded that Mr. Gieselman is qualified to serve as a director due to his extensive banking and strategic advisory experience.

Craig S. Glick. Mr. Glick has served as a director of the Company since March 2018. Mr. Glick has over 32 years of legal and financial experience. He joined NGP Energy Capital Management, L.L.C. in 2006, serves as Partner of the NGP Funds, and sits on the Firm's Executive Committee. Previously, Mr. Glick served as Managing Director and General Counsel for NGP Midstream & Resources from 2006 to 2008. Mr. Glick has served as a director of Vantage Energy Acquisition Corp. since February 2017. He was a founding partner of Kosmos Energy Holdings and served as Senior Vice President, General Counsel and Corporate Secretary from 2003 to 2006. His previous tenures also include Hunt Resources and Hunt Oil Company (1999 to 2003), Gulf Canada Resources, Limited (1994 to 1999), and Torch Energy Advisors (1994). Mr. Glick was a Partner in the law firm Vinson & Elkins from 1985 to 1994, and has been a director of Northern Blizzard Resources, Inc., Parallel Energy Trust, Westside Energy, Inc. and Gulf Indonesia Resources. Mr. Glick received a B.A. in Political Science, cum laude, in 1982 from Tulane University and earned a J.D. in 1985 from the University of Texas School of Law, where he was a member of the Texas Law Review. The Board has concluded that Mr. Glick is qualified to serve as a director because he is an attorney with a strong oil and gas industry background, and has served as a director of numerous public and private oil and gas companies.

Lori A. Lancaster. Ms. Lancaster has served as a director of the Company since December 2018. Ms. Lancaster has extensive experience in the oil and gas sector and is a former Managing Director of the Global Energy Group at UBS Securities, a position she held from December 2013 to August 2016. Prior to UBS she was a Managing Director in the Global Natural Resources groups at Goldman, Sachs & Co. from July 1999 to July 2008 and Nomura Securities from June 2010 to September 2013. During her 18-year tenure in investment banking, she led or was a key member of the execution team on more than $60 billion of announced energy M&A deals and led the structuring and execution of numerous capital markets transactions. She also previously served as an independent director on Energen Corporation's Board of Directors. Ms. Lancaster earned a bachelor's degree from Texas Christian University and a Master of Business Administration degree from the University of Chicago's Booth School of Business. The Board has concluded that Ms. Lancaster is qualified to serve as a director due to her extensive finance and investment banking experience, including capital markets and M&A experience focused on the oil and gas industry.

Edmund P. Segner, III. Mr. Segner has served as a director of the Company since August 2009. Mr. Segner is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006. In 2008, Mr. Segner retired from EOG Resources, Inc. ("EOG"), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff, and Director from 1999 to 2007. From March 2003 through June 2007, he also served as the principal financial officer of EOG. Mr. Segner has served as a director of Archrock, Inc., a natural gas contract compression services company, since July of 2018, and is currently Lead Director at Laredo Petroleum, Inc., an oil and gas exploration and development company focused on the Permian Basin, where he has been a director since August of 2011. He previously served as a director of Archrock GP LLC (formerly Exterran GP LLC) from May 2009 until April 2018, and Midcoast Energy Partners, L.P., a master limited partnership engaged in the natural gas and natural gas liquids midstream business primarily in Texas and Oklahoma, from February 2014 until April 2017. He also served as a director of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company, from August 2009 until October 2011. Mr. Segner graduated from Rice University with a Bachelor of Science degree in civil engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant. The Board has concluded that Mr. Segner is qualified to serve as a director because of his financial accounting expertise and many years of executive management experience in the oil and gas industry.

Randy I. Stein. Mr. Stein has served as a director of the Company since July 2004. Mr. Stein is a self-employed tax, accounting, and general business consultant, having retired from PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, in 2000. Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice. Since January 2005, Mr. Stein has served as a director and Chairman of the Audit Committee of Denbury Resources Inc., a publicly traded exploration and production company. Mr. Stein served as Audit Committee Chairman, Co-Chairman of the Nominating/Corporate Governance Committee, and a member of the Compensation Committee of Westport Resources Corp., a Denver-based public oil and gas company, from 2000 until it was acquired in 2004. Mr. Stein served from 2001 through 2005 as a director of Koala Corporation, a Denver-based public company engaged in the design, production, and marketing of family convenience products, where he served on the Audit and Compensation Committees. In February of 2020, Mr. Stein joined the board of Club Oil & Gas Inc., a private company that invests in oil and gas and real estate interests. The Board has concluded that Mr. Stein is qualified to serve as a director because of his expertise in financial accounting and taxation, and many years of service as a director, including for other publicly traded oil and gas companies.

Executive Officers

The following table sets forth the names of our executive officers, their respective positions and ages, and, with respect to Mr. Woodall, the year he was first elected as a director of the Company.

Executive Officers	Age	Position	Year First Elected as Director
R. Scot Woodall	58	Chief Executive Officer and President	2013
Paul W. Geiger, III	48	Chief Operating Officer	—
William M. Crawford	52	Chief Financial Officer	—
Kenneth A. Wonstolen	68	Senior Vice President, General Counsel; and Corporate Secretary	—
David R. Macosko	58	Senior Vice President, Accounting	—
Terry R. Barrett	60	Senior Vice President, Geosciences	—

Information regarding each executive officer's principal occupation for the past five years and additional information is set forth below.

R. Scot Woodall. Mr. Woodall has served as our Chief Executive Officer and President since January 2013, and became a director of the Company in May 2013. Mr. Woodall previously served as Chief Operating Officer from July 2010 until January 2013. He served as Executive Vice President-Operations from February 2010 until July 2010 and as our Senior Vice President-Operations from April 2007 until February 2010. Mr. Woodall has over 30 years of industry experience. Mr. Woodall received a Mechanical Engineering degree from Louisiana State University in 1984. He received much of his technical training and operations experience while employed at Amoco. He was exposed to a variety of basins and operating environments at multiple field, district, and regional Amoco offices. Mr. Woodall later worked at Snyder Oil and Forest Oil companies, holding a variety of operations and asset management positions.

William M. Crawford. Mr. Crawford has served as Chief Financial Officer since May 2018, and previously served as Senior Vice President - Treasury and Finance from February 2016 until May 2018. He served as Vice President - Finance and Marketing from February 2009 until February 2016, and served as Director - Finance, Financial Analyst and in other functions in the finance department since joining the Company in 2004. From 1994 through 2003, Mr. Crawford held various domestic and international positions in accounting and finance with several subsidiaries of Schlumberger Limited, an international oilfield services company. Mr. Crawford has a Bachelor of Science in Accounting degree from Colorado State University.

Kenneth A. Wonstolen. Mr. Wonstolen has served as Senior Vice President-General Counsel since August 2013. From 2009 through August 2013, Mr. Wonstolen served as Senior Counsel at the law firm Beatty & Wozniak, P.C.. Mr. Wonstolen has more than 30 years of experience in the oil and natural gas industry, including serving as corporate counsel and officer at Gerrity Oil & Gas Corporation and corporate counsel at Patina Oil & Gas Corporation, its successor. Mr. Wonstolen has special expertise in asset transactions and associated due diligence, environmental management and compliance, conservation matters such as spacing and pooling, complex surface use agreements, litigation and public affairs. He has testified before the U.S. Congress on a variety of subjects, is the author of numerous articles and has been named a "Best Lawyer in America" in the oil and gas category. Mr. Wonstolen has a Bachelor of Arts, magna cum laude, from the State University of New York and a Master of Environmental Policy and Management from the University of Denver. Mr. Wonstolen earned his J.D. from the University of Colorado School of Law.

Paul W. Geiger, III. Mr. Geiger has served as Chief Operating Officer since July 2018. Mr. Geiger previously served as Senior Vice President - SWN Advance at Southwestern Energy Company from August 2017 until his resignation in May 2018. He served as Senior Vice President - Corporate Development at Southwestern Energy Company from March 2016 until August 2017, as Senior Vice President - West Virginia Division from December 2014 until March 2016, and as Senior Vice President - Fayetteville Shale Division from April 2014 to December 2014. Prior to his tenure at Southwestern Energy Company, Mr. Geiger worked at Quantum Resources Management, LLC as well as for Quantum's public E&P MLP, QR Energy, LP, from April 2009 until April 2014, serving as Senior Vice President, Eastern Business Unit at the time of his resignation. Mr. Geiger has over 23 years of experience in the oil and gas industry. He has a Master of Business Administration, Finance, degree from the University of Texas and a Bachelor of Science, Petroleum Engineering, degree from the University of Texas.

David R. Macosko. Mr. Macosko has served as Senior Vice President-Accounting since February 2010 and previously served as the Company's Vice President-Accounting from May 2006 until February 2010. Mr. Macosko has served as our Controller since June 2005 and previously served as Manager-Operations Accounting from 2003 until May 2005. Prior to joining the Company, Mr. Macosko served in various accounting capacities at other oil and gas companies as well as Vice President at Patina Oil & Gas Corporation and Gerrity Oil & Gas Corporation. Mr. Macosko has an undergraduate degree from West Virginia University and over 30 years of oil and gas accounting experience.

Terry R. Barrett. Mr. Barrett has served as Senior Vice President-Geosciences since January 2013 and previously served as Senior Vice President-Exploration from February 2010 until January 2013, and as Senior Vice President-Rockies Exploration from February 2009 until January 2010. He served as Senior Vice President-Exploration, Northern Division from March 2006 through February 2009, and in other functions in geosciences since the Company's inception in January 2002. Prior to joining the Company, Mr. Barrett worked for other oil and gas companies, including Barrett Resources and its successor, The Williams Companies. Mr. Barrett has a Bachelor of Science in Geology degree from the University of Colorado, Boulder and a Master of Science in Geology degree from Kansas State University.

BENEFICIAL OWNERS OF SECURITIES

The following table and footnotes show information as of March 2, 2020, except as otherwise noted, regarding the beneficial ownership of our common stock by:

•	each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each member of our Board of Directors and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o HighPoint Resources Corporation, 555 17th Street, Suite 3700, Denver, Colorado 80202.

In calculating the number of shares beneficially owned by each person and the percentage owned by each person, we have assumed that all shares issuable upon exercise of options or the vesting of stock awards within 60 days of March 2, 2020 are beneficially owned by that person. The total number of shares outstanding used in calculating the percentage owned does not include these shares for other persons.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Outstanding Common Shares Beneficially Owned (1)
5% Shareholders:
Fifth Creek Energy Company, LLC 5753 South Prince Street Littleton, CO 80120	100,000,000	(2)	47.3%
Russell Investments Group, Ltd. 1301 Second Avenue, Suite 1800 Seattle, WA 98101	19,527,241	(3)	9.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,636,238	(4)	8.3%
Named Executive Officers:
R. Scot Woodall	895,793	(5)	*
Paul W. Geiger, III	171,880	(6)	*
Troy L. Schindler	357,642	(7)	*
William M. Crawford	226,930	(8)	*
Kenneth A. Wonstolen	223,984	(9)	*
Non-Employee Directors:
Jim W. Mogg	319,629	(10)	*
Mark S. Berg	129,359	(10)	*
Scott A. Gieselman	—	(11)	*
Craig S. Glick	—	(11)	*
Andrew C. Kidd	116,284	(10)	*
Lori A. Lancaster	85,664	(10)	*
William F. Owens	207,150	(12)	*
Edmund P. Segner, III	178,302	(13)	*
Michael R. Starzer	201,329	(10)	*
Randy I. Stein	195,148	(10)	*
Michael E. Wiley	226,234	(10)	*
All named executive officers and directors as a group (16 persons)	3,535,328	(14)	1.7%

*	Less than 1%.

(1)	Based on an aggregate of 211,530,663 shares of our common stock outstanding as of March 2, 2020.

(2)
Based solely on information as of February 13, 2019 included in a Schedule 13G filed with the SEC on February 13, 2019. Fifth Creek Energy Company, LLC ("FCEC") holds shared voting power as to 100,000,000 shares and shared dispositive power as to 100,000,000 shares. The reported securities are owned directly by FCEC and indirectly by NGP XI US Holdings L.P., 5221 N. O'Connor Blvd., Suite 1100, Irving, Texas 75039 ("NGP XI US Holdings"), which owns a majority of the capital interests in FCEC. As a result, NGP XI US Holdings may be deemed to indirectly beneficially own the shares held by FCEC. NGP XI Holdings GP, L.L.C., 5221 N. O'Connor Blvd., Suite 1100, Irving, Texas 75039 ("NGP XI Holdings GP") (the sole general partner of NGP XI US Holdings), NGP Natural Resources XI, L.P., 5221 N. O'Connor Blvd., Suite 1100, Irving, Texas 75039 ("NGP Natural Resources XI") (the sole member of NGP XI Holdings GP), G.F.W. Energy XI, L.P., 5221 N. O'Connor Blvd., Suite 1100, Irving, Texas 75039 ("GFW Energy XI") (the sole general partner of NGP Natural Resources XI) and GFW XI, L.L.C., 5221 N. O'Connor Blvd., Suite 1100, Irving, Texas 75039 ("GFW XI") (the sole general partner of GFW Energy XI) may each also be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW XI has delegated full power and authority to manage NGP XI US Holdings to NGP Energy Capital Management, L.L.C., 5221 N. O'Connor Blvd., Suite 1100, Irving, Texas 75039 ("NGP ECM") and accordingly, NGP ECM may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of FCEC, NGP XI Holdings GP, NGP Natural Resources XI, GFW Energy XI, GFW XI and NGP ECM disclaims beneficial ownership of the reported securities in excess of its pecuniary interest therein.

(3)
Based solely on information as of February 13, 2020 included in a Schedule 13G filed with the SEC on February 13, 2020, Russell Investments Group, Ltd. holds sole voting power as to 19,527,241 shares and shared dispositive power as to 19,527,241.

(4)
Based solely on information as of February 5, 2020 included in a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. holds sole voting power as to 17,432,437 shares and sole dispositive power as to 17,636,238 shares.

(5)	Includes 2,227 shares in Mr. Woodall's company 401(k) account.

(6)	Includes 20,000 shares in Mr. Geiger's IRA account.

(7)	Includes 150,000 shares in Mr. Schindler's IRA account and 2,102 shares in Mr. Schindler's company 401(k) account.

(8)	Includes 3,035 shares in Mr. Crawford's company 401(k) account.

(9)	Includes 30,000 shares in Mr. Wonstolen's IRA account and 1,114 shares in Mr. Wonstolen's company 401(k) account.

(10)	Includes 66,844 restricted stock units that could vest within 60 days of March 2, 2020.

(11)	Mr. Gieselman and Mr. Glick do not have beneficial ownership of any shares of our common stock.

(12)	Includes 94,374 vested restricted stock units for which Mr. Owens elected to defer settlement to a later date and 66,844 restricted common stock units that could vest within 60 days of March 2, 2020.

(13)
Includes 100,133 vested restricted stock units for which Mr. Segner elected to defer settlement to a later date and 66,844 restricted common stock units that could vest within 60 days of March 2, 2020.

(14)	Includes 601,596 restricted common stock units that could vest within 60 days of March 2, 2020 for all directors and executive officers as a group.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices and other matters relating to our Board of Directors and its committees.

General

Have you adopted corporate governance guidelines?
Yes, our Board has formally adopted corporate governance guidelines that address such matters as director qualification standards, director responsibilities, Board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our chief executive officer, management succession, and performance evaluations of our Board.

Have you adopted a code of business conduct and ethics?
Yes, our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers, and employees. Our corporate code includes a financial code of ethics applicable to our chief executive officer, chief financial officer, and controller or chief accounting officer.

How can I view or obtain copies of the corporate governance materials?
Current copies of the guidelines and codes mentioned above, as well as the charters for each standing committee of our Board and our bylaws (the "Bylaws"), are available on our website for viewing and printing. Go to www.hpres.com, then to the "About Us" tab and then to the "Corporate Governance" tab. We also will provide shareholders with a free copy of these materials upon request. Requests may be made by mail, telephone, or via the Internet as follows:

HighPoint Resources Corporation
Attention: Corporate Secretary
555 17th Street, Suite 3700
Denver, Colorado 80202
(303) 293-9100
via Internet: Go to www.hpres.com.com, then to the "About Us" tab and then to the "Contact Us" tab

Board of Directors

How many independent directors are on the Board? How do you determine whether a director is independent?
Our Board affirmatively determined that eight of the twelve directors serving at the end of fiscal year 2019 are "independent" as that term is defined by NYSE rules, i.e., Messrs. Berg, Kidd, Mogg, Owens, Segner, Stein, and Wiley, and Ms. Lancaster. Of the eight directors nominated for re-election at the annual meeting, the Board has determined that five are independent under NYSE rules: Messrs. Berg, Mogg, Segner, and Stein, and Ms. Lancaster. In making the independence determination, the Board of Directors considered the directors' relationships with us, including commercial relationships with entities affiliated with the directors, and the specific provisions of the NYSE corporate governance standards that would make a director not independent. The purpose of this review was to determine whether any of these relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of these transactions and relationships, that the directors named above are independent under the standards set forth by the NYSE.

How many times did the Board meet last year?
Our Board met in person or by telephone conference nine times during 2019.

Did any of the directors attend fewer than 75% of the meetings of the Board and such director's assigned committees during 2019?
No. All directors attended at least 75% of the meetings of our Board and assigned committees during 2019.

How many of the directors attended the 2019 annual meeting of shareholders?
All directors attended the 2019 annual meeting of shareholders. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

What is the Board leadership structure?
Our Board is headed by our Chair of the Board. Currently, our Chair is director Jim W. Mogg. As Chair, Mr. Mogg presides over meetings of the full Board of Directors and prepares the agendas for these meetings in consultation with the Chief Executive Officer.

We believe our Board leadership structure is appropriate because the Chair of the Board, through his consultation with the Chief Executive Officer, is able to prepare agendas that reflect the current needs of the Company due to the Chief Executive Officer's day-to-day management of the Company and the Chair's consideration of the strategic needs of the Company. The Chair is able to assist the full Board of Directors with oversight of management, strategic planning, and risk oversight and assessment through his interaction with the Chief Executive Officer, his collaboration with the Chief Executive Officer on Board meeting agendas, and his setting of agendas and presiding over executive sessions of the non-management directors.

Do the non-management directors and independent directors meet in executive session?
Yes, the independent directors (a group that includes all non-management directors) meet separately at least quarterly, usually at each regularly scheduled meeting of our Board. Our corporate governance guidelines provide that the presiding director position for executive sessions shall be the Chair (a non-management director elected by the Board). If there is no Chair or the Chair is absent, the presiding director position will rotate among the Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

What is the Board's role in risk oversight?
The Board administers its risk oversight function directly and through its committees. The Board has regular discussions with management regarding our major risk exposures, their potential operational and financial impact on the Company, and the steps we take to manage them. These discussions occur at least quarterly, usually during regular meetings of the Board of Directors. The Audit Committee is tasked with monitoring the Board's processes concerning risk assessment and risk management, and each of the Board's committees oversees risks associated with its respective areas of responsibility. For example, the Audit Committee also administers risk oversight through its oversight of our internal audit function and interaction with internal audit staff, other management, and our outside auditors. The Compensation Committee administers risk oversight through its oversight of compensation practices and its assessment of the potential impact of those practices on risk-taking. The Nominating and Corporate Governance Committee administers risk oversight through its oversight of our internal corporate governance processes and our management succession plan. The Reserves and Environmental Health & Safety (EHS) Committee administers risk oversight through its oversight of our independent engineering consultants and our reserves evaluation process and reporting system, and through its oversight of environmental, health and safety policies, practices and procedures.

How can interested parties communicate directly with the non-management directors?
Shareholders and other interested parties who are interested in communicating directly with the non-management directors may write to the non-management directors at the address of our corporate headquarters. Similarly, shareholders and other interested parties who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors in care of the Corporate Secretary at our headquarters. Our Corporate Secretary will forward all correspondence to the Board of Directors.

How are the directors compensated?
See "Executive Compensation-Director Compensation" for information about our director compensation.

Committees

Does the Board have any standing committees?
Yes, our Board presently has the following standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Corporate Governance Committee; and

•	Reserves and Environmental Health & Safety (EHS) Committee.

As required by the NYSE, each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is composed entirely of independent directors. From time to time, the Board may appoint other committees or subcommittees for specific purposes.

Has the Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?
Yes, our Board has adopted a charter for each of these committees. Current copies of the charters are available on our website for viewing and printing. Go to www.hpres.com, then to the "About Us" tab and then to the "Corporate Governance" tab. We also will provide shareholders with a free copy of the charters upon request. See "Corporate Governance-General- How can I view or obtain copies of the corporate governance materials?" for more information about requesting copies from us.

Audit Committee

What does the Audit Committee do?
The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	The integrity of our financial statements;

•
Our independent public accounting firm's qualifications and independence. In addition, the Audit Committee approves the appointment of our independent public accountants and their associated fees and terms of service;

•	The performance of our internal audit function and independent accountants;

•	Our compliance with legal and regulatory requirements applicable to financial reporting, including required disclosures for the Company's financial statement filings with the SEC; and

•	The Board's processes concerning risk assessment and risk management.

Who are the members of the Audit Committee?
The Audit Committee currently consists of Andrew C. Kidd, Lori A. Lancaster, Edmund P. Segner, III, Randy I. Stein, and Michael E. Wiley, with Mr. Stein serving as Chair. In connection with their decision not to stand for re-election, immediately after the 2020 annual meeting, Messrs. Kidd and Wiley will no longer be members of the Audit Committee.

Does the committee have an Audit Committee financial expert?
Yes, the Board has determined that both Mr. Stein and Mr. Segner meet the qualifications of an "audit committee financial expert" as defined by SEC rules. The Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

How many times did the Audit Committee meet last year?
The Audit Committee held four meetings in person or by telephone conference during 2019.

Compensation Committee

What does the Compensation Committee do?
The primary purposes of the Compensation Committee are to:

•
Annually review and approve, in coordination with the Chairman of the Board and the Nominating and Corporate Governance Committee, corporate goals and objectives relevant to the Chief Executive Officer, and evaluate the Chief Executive Officer's performance in light of those goals and objectives;

•	Review, evaluate and approve the compensation of all directors, officers and other key executives;

•	Review and discuss our compensation discussion and analysis with management and recommend its inclusion in our proxy statement; and

•	Produce a report on executive compensation each year for inclusion in our annual proxy statement.

The Compensation Committee has the sole authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate and in compliance with applicable law and regulations.

Who are the members of the Compensation Committee?
The Compensation Committee currently consists of Mark S. Berg, Jim W. Mogg, William F. Owens, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Segner serving as Chair. In connection with their decision not to stand for re-election, immediately after the 2020 annual meeting, Messrs. Owens and Wiley will no longer be members of the Compensation Committee.

How many times did the Compensation Committee meet last year?
The Compensation Committee held seven meetings in person or by telephone conference during 2019.

What are the Compensation Committee's processes and procedures for consideration and determination of executive compensation?
The Compensation Committee reviews executive compensation at least annually. With limited exceptions, the Compensation Committee makes all decisions regarding the compensation of our executive officers in the first quarter of each year. These decisions include adjustments to base salary, grants of cash bonuses, and grants of equity awards. See "Executive Compensation-Compensation Discussion and Analysis" for more information regarding the Compensation Committee's processes and procedures for consideration and determination of executive compensation.

Does the Compensation Committee utilize the services of a compensation consultant?
Yes. The Compensation Committee retains an independent advisor who reports directly to the Committee. See "Compensation Discussion and Analysis-Annual Review of Executive Compensation-The Role of Compensation Consultants" for more information regarding the compensation consultant retained by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation.
None of the members of the Compensation Committee is or has been an officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2019.

Nominating and Corporate Governance Committee

What does the Nominating and Corporate Governance Committee do?
The primary purposes of the Nominating and Corporate Governance Committee are to:

•	Identify, consider, and recommend qualified nominees to serve on our Board of Directors and each standing committee;

•	Oversee the annual evaluation of the Board and report to the Board with an assessment of the Board's performance;

•
Annually review and approve, in coordination with the Compensation Committee, corporate goals and objectives relevant to the Chief Executive Officer and evaluate the Chief Executive Officer's performance in light of those goals and objectives;

•	Maintain a management succession plan; and

•	Develop and oversee our internal corporate governance processes.

Who are the members of the Nominating and Corporate Governance Committee?
The Nominating and Corporate Governance Committee currently consists of Andrew C. Kidd, Lori A. Lancaster, Jim W. Mogg, William F. Owens, and Randy I. Stein, with Mr. Owens serving as Chair. In connection with their decision not to stand for re-election, immediately after the 2020 annual meeting, Messrs. Kidd and Owens will no longer be members of the Nominating and Corporate Governance Committee.

How many times did the committee meet last year?
The Nominating and Corporate Governance Committee held four meetings during 2019.

What guidelines does the Nominating and Corporate Governance Committee follow when considering a director nominee for a position on the Board?
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. Although the Nominating and Corporate Governance Committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that any assessment of a potential director nominee will include the individual's qualification as independent, as well as consideration of his or her background, ability, judgment, skills, and experience in the context of the needs of our Board, taking into account diversity of gender and ethnic background. The Nominating and Corporate Governance Committee also considers whether a prospective nominee has relevant business or financial experience or a specialized expertise. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Does the Nominating and Corporate Governance Committee consider candidates for the Board who are recommended by shareholders and, if so, what are the procedures for submitting such recommendations?
Yes, the Nominating and Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Nominations from shareholders will be considered on the same basis as nominees from other sources. Any such suggestions, together with appropriate biographical information, should be submitted to the Chair of the Nominating and Corporate Governance Committee, c/o Kenneth A. Wonstolen, Secretary, HighPoint Resources Corporation, 555 17th Street, Suite 3700, Denver, Colorado 80202. See "What is the process a shareholder must follow to nominate a director?" below for a summary of applicable requirements if a shareholder seeks to nominate a candidate directly to the shareholders, i.e., without the approval of the Nominating and Corporate Governance Committee or the Board.

What is the process a shareholder must follow to nominate a director?
Our Bylaws provide that nominations for the election of directors may be made by or at the direction of the Board of Directors, which has directed the Nominating and Corporate Governance Committee to make nominations, or by any shareholder entitled to vote for the election of directors. The Bylaws set forth certain procedural requirements for a shareholder who seeks to nominate a candidate directly to the shareholders. To be considered, such a nomination generally must be made by notice in writing, delivered to our Corporate Secretary at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice of nomination of directors by a shareholder must set forth specified information, including:

•	The name, age, business address and, if known, residence address of each nominee proposed in the notice;

•	The principal occupation or employment of each such nominee for the five years preceding the date of the notice;

•	The number of shares of our stock that are beneficially owned by each nominee and any derivative instruments convertible into or with a value derived from the value of our stock;

•	Any other information required by Regulation 14A under the Exchange Act to be disclosed in solicitations for proxies for the election of nominees for director;

•
Whether the shareholder making the nomination intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees;

•	The nominee's written consent to serve as a director if elected; and

•
As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of our voting shares to elect such nominee or nominees.

The chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

How Does the Company's Stockholders Agreement Affect the Director Nomination Process?
In connection with the merger of Bill Barrett Corporation and Fifth Creek Energy Operating Company, LLC ("FCEC") on March 19, 2018 (the "Merger"), which resulted in the formation of the Company, the Company entered into a stockholders agreement with FCEC and NGP Natural Resources XI. Pursuant to an amendment to the stockholders agreement dated effective February 20, 2020, FCEC has the right to designate three directors as nominees for election to the Board. FCEC has designated Messrs. Berg, Gieselman, and Glick as nominees for re-election at the meeting.

Reserves and Environmental Health & Safety (EHS) Committee

What does the Reserves and Environmental Health & Safety Committee do?
The primary purposes of the Reserves and Environmental Health & Safety Committee are to:

•	Approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves;

•	Approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations;

•	Review the qualifications and independence of our independent engineering consultants and monitor their performance;

•	Approve the independent engineering consultants' engagement fees and terms of service;

•	Review the integrity of our reserves evaluation process and reporting system;

•	Review any material reserves adjustments;

•	Review variances between the Company's and the independent engineering consultant's estimates of reserves;

•	Review the Company's environmental, health and safety policies, practices and procedures; and

•	Review EHS results, near misses, actions undertaken, and the Company's efforts associated with the Company's EHS culture.

Who are the members of the Reserves and Environmental Health & Safety Committee?
The Reserves and Environmental Health & Safety Committee currently consists of Mark S. Berg, Jim W. Mogg, Edmund P. Segner, III, Michael R. Starzer, and Michael E. Wiley, with Mr. Berg serving as Chair. In connection with their decision not to stand for re-election, immediately after the 2020 annual meeting, Messrs. Starzer and Wiley will no longer be members of the Reserves and Environmental Health & Safety Committee.

How many times did the Reserves and Environmental Health & Safety Committee meet last year?
The Reserves and Environmental Health & Safety Committee held five meetings during 2019.

ENVIRONMENTAL AND SOCIAL (E&S) POLICIES AND PRACTICES

We are committed to operating in an environmentally responsible manner and in compliance with all applicable federal, state and local environmental laws, including laws regulating emissions of greenhouse gases. We strive to meet the environmental expectations of key stakeholders, including regulatory agencies, the communities in which we operate, landowners, employees and investors. We understand the importance of conducting our business in the right manner and are dedicated to employing best practices with respect to our sustainability efforts. For example:

•	We reduced the number of environmental, health and safety related incidents by over 40% in 2019 versus 2018, while increasing gross production by 16%;

•
We recycled over 41 million gallons of produced water and this, in conjunction with our use of crude oil and produced water gathering systems, allowed us to eliminate over 27,000 truck trips in 2019 alone;

•	We conduct monthly leak detection surveys at all locations, which is six times the number of inspections required by the Environmental Protection Agency (EPA);

•	We believe in safety by design - our innovative facility designs have eliminated tank thief hatches, reducing emissions and eliminating worker exposure; and

•	We are an active member of many industry partnerships, including The Environmental Partnership, the Colorado Preparedness and Response Network, and the DJ Basin Safety Council.

In 2019, the Company formed a Sustainability Committee whose members currently include the Chief Operating Officer, Director of Environmental Health and Safety, Director of Internal Audit, Associate General Counsel, and key members of the operations team, including personnel from drilling, completions, and production. One of the Sustainability Committee's objectives in 2020 is to benchmark the Company's disclosures against the disclosure recommendations developed by the Sustainability Accounting Standards Board (SASB).

The safety of our employees, contractors, and anyone impacted by our operations is a core value of the Company, which is demonstrated by the following:

•	Our five year average employee injury rate is 75% below the industry average;

•	We employ two Certified Safety Professionals who manage our health and safety program and train our employees on over 25 different health and safety topics annually;

•	Our contractors have an average injury rate that is 15% below the industry average; and

•	Our employees drove over 1 million miles in 2019 while only experiencing a single preventable motor vehicle accident.

The Company encourages employees to take time off to volunteer for causes they believe in, and in support of this core value, the Company provides paid time off for employee volunteer activities. In 2019 we received the Small Company Community Impact Award presented by the Colorado Oil & Gas Association, and we were recognized by Civic 50 Colorado as one of the 50 most community-minded companies in Colorado. We are proud to support Children's Hospital Colorado and in 2019 provided a brand-new, custom handicap accessible van that will be utilized to support the pediatric rehabilitation department.

We encourage you to visit the "Corporate Responsibility" tab on our website at www.hpres.com for additional information, where you can access our Corporate Responsibility Report and learn more about our commitment to safety, sustainability, and community.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
Edmund P. Segner, III, Chair
Michael E. Wiley
Mark S. Berg
Jim W. Mogg
William F. Owens

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the 2019 compensation of our named executive officers ("NEOs"), who are identified below:

R. Scot Woodall	Chief Executive Officer and President
Paul W. Geiger, III	Chief Operating Officer
Troy L. Schindler (1)	Senior Vice President, Operations
William M. Crawford	Chief Financial Officer
Kenneth A. Wonstolen	Senior Vice President, General Counsel; and Corporate Secretary

(1)
Effective September 13, 2019, Troy L. Schindler separated from the Company. Mr. Schindler's position at the Senior Vice President level was eliminated and there are no plans to replace it at this time, constituting separation without cause following a change-in-control. In compliance with SEC disclosure rules, information regarding Mr. Schindler's compensation is being included in this proxy statement because he was a NEO within the fiscal year ending on December 31, 2019.

Table of Contents

To assist our shareholders in locating important information, this CD&A is organized as follows:

EXECUTIVE SUMMARY

Our Engagement with Shareholders

In support of good governance, we engage in ongoing dialogue with our shareholders to understand their perspective on our compensation programs and other corporate governance topics. Our Compensation Committee considers shareholder feedback as part of its annual review of our executive compensation program. Our 2019 voting results reaffirmed the core structure of our executive compensation program, which reflects the changes implemented in prior years. We continue to engage with shareholders to ensure their feedback is incorporated into the compensation planning and decision-making process. In addition to the VP, Investor Relations and the Director, Human Resources, the Compensation Committee Chair is also involved in shareholder outreach. This proxy season, shareholders representing 80% of our shares outstanding were contacted to request a meeting. Feedback received from investors during these meetings was that the Company has the proper compensation metrics in place, and investors would like to continue to see management interests be aligned with shareholder interests. They would also like the Company to continue to implement best practices as it relates to environmental, social and governance efforts. The Compensation Committee will continue to consider and monitor shareholder feedback when making decisions on executive compensation.

2019 Business Highlights: A Year of Capital Discipline and Focus on Free Cash Flow

Following 2018, 2019 was also a challenging year for small-capitalization exploration and production ("E&P") companies for many of the same reasons. The majority of small-cap E&P companies had a negative TSR as generalist investors generally avoided investing in the sector. The following factors contributed to this tough sector. First, energy weighting as part of the S&P 500 and other similar indices has fallen to a decade's low level of 4%. Second, crude prices generally were $55-$60 WTI in the prompt month, deferred pricing was lower (approximately $50-$55 WTI) as investors expected long term supply demand to balance with US share. Also, E&P companies with Colorado operations exhibited further stock price pressure due to the passage of Colorado Senate Bill 19-181, which allowed for more local control and other significant rulemakings. Investors are favoring larger capitalized companies with increased scale that provide a dividend. The chart below shows the 2019 TSR of the Company and its performance peers. The Company's 2019 TSR performance was improved over 2018.

Nonetheless, we achieved the following in 2019:

•	Effectively managed the capital expenditure budget, achieving capital expenditures at the lower end of our guidance range;

•	Increased our proved reserves by 22% year-over-year (as shown in the table below), including 288% reserve replacement;

•	Grew oil production by 21% annually (as shown in the table below), achieving the low end of production guidance despite midstream constraints, extreme weather and lower processing yields;

•	Delivered a basin-leading operating margin of $30.31/Boe;

•
In the Northeast Wattenberg drilling program, we achieved 48% rate of return wells, including two drilling and spacing units with extended reach lateral wells utilizing higher fluid intensity completions that have estimated ultimate recovery (EUR) projected to recover nearly 1 MMBoe;

•	Achieved a 5% reduction in Northeast Wattenberg XRL well costs while increasing completion intensity by 28%;

•	Implemented the Hereford Optimization Program, which undertook significant data capture to understand spacing and completion design for future development program;

•	Increased EBITDAX 21% year-over-year;

•	Generated $52 million of free cash flow during the third and fourth quarters of 2019 which strengthened the balance sheet by reducing long term debt;

•	Ended 2019 with $350 million of liquidity with a $500 million borrowing base under our credit facility;

•
Continued robust hedging strategy to protect future cash flows with 5.9 million barrels hedged for 2020, and 1.9 million barrels hedged for 2021, at prices that are significantly above current strip pricing;

•	Improved safety and environmental metrics 41% over 2018 to a level which also exceeded industry average; and

•
Increased our community involvement in 2019, including supporting Children's Hospital with a brand-new, custom handicap accessible van that will be utilized to support the pediatric rehabilitation department. Further, the Company was recognized as one of the 50 most community-minded companies in Colorado by Points of Light, the world's largest organization dedicated to volunteer service, and, for the past two years, has received the Small Company Community Impact Award presented by the Colorado Oil & Gas Association.

Reported Compensation vs. Realized Compensation

The following chart illustrates the alignment between the compensation realized by the Company's CEO in relation to shareholders. As shown in the graph below, the CEO's total realized compensation was 54% lower than the compensation reported in the Summary Compensation Table for the period 2015-2019. The lower realized compensation value demonstrates our programs' responsiveness to changes in our share price, and is a result of a number of factors including: rigorous incentive plan design, high weighting of at-risk compensation, below-target performance driving reduced bonus payouts and minimal, if any, vesting of performance based equity.

Reported Compensation: Salary, bonus earned, and target long-term incentive grants as disclosed in the Summary Compensation Table.

Realized Compensation: Salary, bonus earned, value of long-term incentive performance cash units earned, and the value of long-term incentive equity awards vesting in each year as of December 31.

Stock Price: Valued as of last trading day for each fiscal year.

OUR COMPENSATION PHILOSOPHY

Our executive compensation philosophy is to design compensation programs that:

•
Pay for Performance. The majority of each NEO's compensation is at risk and requires a commitment to performance because total compensation is not guaranteed. It is based on a combination of attainment of short-term goals in support of our long-term strategy, long-term stock performance relative to our peers, and actual total shareholder return. Our programs reward above-target compensation when performance is warranted and below-target compensation when performance does not meet expectations;

•
Align with Shareholder Value. The major portion of our NEOs' compensation is delivered in the form of long-term equity incentives that tie executive pay to stock price performance. In addition, we require each of our NEOs to meet our stock ownership guidelines; and

•	Attract and Retain Top Talent. Support our ability to recruit and retain highly qualified executives.

COMPENSATION PRINCIPLES AND BEST PRACTICES

What We Do:

•	Pay for performance. 85% of CEO total target compensation is subject to performance risk.

•	Performance-based long-term incentives. Half of the Company's long-term incentive plan is performance-based.

•	Shareholder-aligned. Annual and long-term incentive awards are based on relative and absolute shareholder return and other performance measures that are aligned with creation of shareholder value.

•	Double trigger severance provisions. Our change-in-control agreements require both a change-in-control event and a qualifying termination of employment before applicable benefits become payable.

•	Incentive plan design. Incentive plans are designed with caps on maximum payouts and awards.

•	Market-based compensation. Our compensation program, reviewed annually, is benchmarked using current market data relevant to the energy industry and our benchmarking peer group.

•	Clawback policy. Our Clawback Policy allows the Company to require repayment of incentive compensation in certain circumstances.

•	Mandatory stock ownership. We require our executive officers and directors to maintain meaningful stock ownership in the Company.

•	Minimum vesting requirement. We require a vesting period of at least one year for all equity award types issuable under our equity incentive plan.

•	Independent compensation consultant. The Compensation Committee retains an independent advisor who reports directly to the Committee.

What We Do Not Do:

•	No excise tax gross-ups. Our change-in-control agreements do not contain excise tax gross-ups.

•	No enhanced retirement benefits. Our deferred compensation plan provides restorative, but not enhanced, retirement benefits for executives.

•	No executive perquisites. We do not provide executives with perquisites or other personal benefits other than those offered to other employees.

•	No stock option repricing or backdating. Our equity incentive plan prohibits the repricing or backdating of stock options.

•	No dividends paid on unvested equity awards. Our equity incentive plan prohibits the payment of dividends on unvested awards for all equity award types.

•	No hedging or pledging of Company stock. Our insider trading policies prohibit certain transactions involving our stock, including hedging and pledging without prior approval.

•	No employment agreements. We do not have employment agreements with any of our NEOs.

EXECUTIVE COMPENSATION COMPONENTS, LEVELS AND MIX

Executive compensation is reviewed by the Compensation Committee annually. Compensation components include base salary, short-term incentive-based cash awards, long-term incentive-based equity and cash awards, retirement and other benefits. The Compensation Committee considers compensation data from an appropriate peer group and the industry in general in making all compensation decisions.

Base salaries are targeted around the median of a range established by peer and industry review, although adjustments are made for experience in the role. The combination of base salary, annual cash incentives and equity or equity-based awards comprise total direct compensation. Total direct compensation is also targeted near the median of the range, although the Compensation Committee may decide, as appropriate, to modify the size or mix of awards, as the performance of the individual dictates.

The primary elements of direct compensation for our NEOs are summarized below.

Compensation Elements		Role in Total Compensation
Base Salary		•	To provide a market-based fixed level of cash compensation
Annual Incentives		•	To incentivize and reward annual Company performance against goals
•	Cash Bonus	•	To align individual compensation with the short-term financial, operational and strategic objectives specific to each calendar year
		•	To recognize individual contributions to the organization's overall results
Long-Term Incentives		•	To reward long-term performance directly aligned with shareholder interests
•	Restricted Stock Units	•	To recognize and reward share price performance based on both absolute value appreciation and performance relative to industry peers
•	Performance Cash Units
		•	To align variable compensation with sustained long-term value creation
		•	To create an executive ownership stake while managing dilution
		•	To drive retention of key executives
Benefits		•	To help attract and retain executives by offering a market competitive employee benefits package offered to employees at all levels in the organization
•	Health and Welfare
•	Retirement	•	To provide financial security by allowing executives to save for retirement through the company's 401(k) and Non-Qualified Deferred Compensation plans
Termination Benefits
•	Change in Control Agreement	•	To ensure that executives act in the best interest of shareholders in times of heightened uncertainty and change
•	Executive Severance Guideline	•	To lessen the distraction caused by an executive's departure by establishing in advance the financial terms and conditions thereof

In determining the allocation between short-term and long-term incentive compensation for NEOs, the Compensation Committee does not follow a prescribed formula, but considers an analysis of each executive's role and the competitive market. Factors affecting compensation decisions include:

•	The Company's annual performance;

•	The executive's impact on the Company's results;

•	The alignment of the compensation delivered to executives and that realized by shareholders; and

•	Internal equity.

The relative mix of the direct elements of our 2019 executive compensation program is shown in the charts below (at target) for both our CEO and the other NEOs (in aggregate). Long-term incentive compensation, of which half is performance-based, represents a significantly larger proportion of total direct compensation than any other element. The charts below illustrate that the design of our executive compensation program is aligned with the interests of our shareholders. 85% of the CEO pay is at risk and 74% of NEO pay is at risk.

EXECUTIVE COMPENSATION PROCESS: ROLES

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation programs, including reviewing and approving the compensation arrangements for our NEOs. In the first quarter of each year, the Compensation Committee reviews the prior year's compensation of the NEOs, determines annual cash bonus payouts for the prior year's performance, and makes decisions regarding the current year's salaries, annual cash bonus targets and incentive equity awards for each NEO. During these reviews, the Compensation Committee also approves the level at which performance shares are vested based on our three-year performance. After careful review of competitive benchmarking data provided by the Compensation Committee's compensation consultant, performance evaluations, recommendations of our CEO, and current economic conditions, the Compensation Committee determines the levels and allocation of compensation among cash and equity-based incentives for our CEO and, with input from the CEO, for the other NEOs.

Role of the Compensation Consultant

Under the terms of its charter, the Compensation Committee is authorized to retain the services of a compensation consultant and is responsible for determining the scope of its services. Since 2016, the Compensation Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent consultant on executive compensation matters.

Services performed by FW Cook for the Compensation Committee during 2019 included:

•	Analysis and recommendations of peer group companies for compensation benchmarking purposes;

•	Preparation of competitive benchmarking reviews regarding executive and director compensation;

•	Evaluation of proposed compensation programs and changes to existing programs;

•	Analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity; and

•	Input on design options for the 2019 annual cash bonus and LTI programs.

The Compensation Committee determined that the services provided by FW Cook to the Compensation Committee during 2019 did not give rise to any significant conflicts of interest. The Compensation Committee made this determination by assessing the independence of FW Cook under the applicable rules adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. In making this assessment, the Compensation Committee also considered FW Cook's written correspondence to the Compensation Committee that affirmed the independence of FW Cook and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

Role of Management

Our Chief Executive Officer and Vice President, Human Resources were involved in gathering data about our compensation practices, discussing peer companies, providing suggested performance metrics, and responding to questions from the Compensation Committee and FW Cook. In addition, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the NEOs other than himself. The Compensation Committee considered these recommendations in making decisions regarding the NEOs' 2019 compensation.

EXECUTIVE COMPENSATION PROCESS: PEER GROUP ANNUAL REVIEW

To assist in pay decisions for executive officers for 2019, the Compensation Committee considered a competitive benchmarking review prepared and presented to the Compensation Committee by FW Cook. The benchmarking review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among a selected peer group of companies (the "Compensation Peer Group"). The companies that comprise the Compensation Peer Group are publicly-traded companies and direct competitors for executive talent in the Denver and broader energy market. Selection criteria utilized to evaluate the companies that comprise the Compensation Peer Group include: revenue, operation income, net income, asset size, employee count, market cap, and business strategy. The Compensation Committee reviews the composition of the Compensation Peer Group annually, and may consider modifications resulting from business combinations, changes in the company's business strategy, asset sales or other circumstances that may cause peer companies to no longer be comparable. In choosing the Company's 2019 compensation peers, the Compensation Committee decided to remove Jones Energy due to small relative size and high risk of bankruptcy. Approach Resources, Contango Oil & Gas and Sanchez Energy were removed based on their lower relative market capitalization at the time of the review (less than 0.25x HighPoint). The additions consisted of Bonanza Creek Energy, Montage Resources (formerly Eclipse Resources), Gulfport Energy, Laredo Petroleum and Northern Oil & Gas. These companies helped create a more statistically significant peer group and were appropriate based on their relative size compared to HighPoint. The Compensation Peer Group listed below was approved by the Compensation Committee for assessing the competitiveness of the compensation and making pay decisions for the NEOs in 2019.

Company	Revenue	Operating Income	Net Income	Assets	Employees	Market Cap
Abraxas Petroleum Corporation	$149	$66	$58	$426	100	$180
Bonanza Creek Energy, Inc.	$277	$143	$168	$1,062	144	$425
Callon Petroleum Company	$552	$313	$300	$3,979	218	$1,477
Carrizo Oil & Gas, Inc.	$1,015	$482	$404	$3,185	239	$1,034
Extraction Oil & Gas, Inc.	$970	$225	$115	$4,166	279	$754
Gulfport Energy Corporation	$1,445	$393	$431	$6,051	350	$1,135
Jagged Peak Energy, Inc.	$582	$251	$165	$1,767	94	$1,944
Laredo Petroleum, Inc.	$1,106	$391	$325	$2,420	340	$831
Matador Resources Company	$772	$363	$274	$3,456	264	$1,807
Montage Resources Corporation	$515	$75	$19	$1,434	159	$318
Northern Oil & Gas, Inc.	$449	$433	$144	$1,504	20	$853
PDC Energy, Inc.	$1,313	$78	$2	$4,544	600	$1,967
Resolute Energy Corporation (1)	$344	$2	$(32)	$898	128	$665
SRC Energy Inc.	$646	$338	$260	$2,755	147	$1,140
WildHorse Resource Development(2)	$947	$460	$147	$3,255	197	$1,403

75th Percentile	$993	$392	$287	$3,717	272	$1,440
50th Percentile	$646	$313	$165	$2,755	197	$1,034
25th Percentile	$482	$110	$86	$1,469	136	$709

HighPoint Resources	$416	183	$121	$2,252	162	$566
Percentile Rank	19%	32%	30%	41%	43%	18%
Source: S&P Capital IQ; Financial data is standardized to allow for meaningful comparison across companies, data may differ from companies' disclosed financials. All values are in millions (other than employees). Market Cap as of 12/31/2018 and all other data as of FYE2018.

*	Compensation Peer Group was approved in November 2018 for HighPoint Resources Corporation.

(1)	Data is trailing 4 quarters as of Q3 2018; Resolute Energy was acquired by Cimarex on March 1, 2019.

(2)	WildHorse Resource Development was acquired by Chesapeake Energy on February 1, 2019

EXECUTIVE COMPENSATION PROCESS: 2019 PAY ACTIONS

Base Salary

In February 2019, the Compensation Committee made the following base salary changes for the NEOs based on several factors including execution on strategic goals and the Company's relative position to the market.

Name	2018 Annual Salary	2019 Annual Salary	% Increase
R. Scot Woodall	$593,000	$593,000	—%
Paul W. Geiger, III	$420,000	$426,300	1.5%
Troy L. Schindler	$336,341	$346,432	3.0%
William M. Crawford	$365,000	$375,950	3.0%
Kenneth A. Wonstolen	$341,970	$352,229	3.0%

In February 2020, management recommended and the Compensation Committee approved to maintain annual salaries at 2019 levels for the NEOs.

Name	February 2019 Annual Salary	February 2020 Annual Salary	% Increase
R. Scot Woodall	$593,000	$593,000	—%
Paul W. Geiger, III	$426,300	$426,300	—%
Troy L. Schindler	$346,432	$—	—%
William M. Crawford	$375,950	$375,950	—%
Kenneth A. Wonstolen	$352,229	$352,229	—%

Annual Cash Bonus

Annual Cash Bonus Target Award Levels

Based on competitive market practices for annual incentives and our compensation strategy, we set a target award for each of our NEOs as a percentage of their salary. The table below provides the target opportunities as a percentage of base salary for our NEOs.

Name	Bonus Target (% of Base Salary)
R. Scot Woodall	100%
Paul W. Geiger, III	90%
Troy L. Schindler	65%
William M. Crawford	80%
Kenneth A. Wonstolen	75%

Annual Cash Bonus Design

For each annual cash bonus award to be earned, we established the following quantitative and strategic performance metrics and weightings:

Metric	Metric Weight %
Operational Goals	20%
• Pro Forma Production
• Cost (Lease Operating Expense)
Financial Goals	50%
• EBITDAX
• Capital Expenditures
• Drilling Rate of Return
Strategic Goals	30%
• Portfolio Management
• Strategic Financial Management

The Compensation Committee may apply discretion and adjust results for unexpected business events such as portfolio changes and equity issuances. The Compensation Committee may further apply discretion in the final determination of the performance score to account for business conditions or other performance factors. Individual awards may be adjusted downward or upward at the Compensation Committee's discretion based on specific individual performance for the period.

2019 Annual Cash Bonus Performance Metrics

The Company established rigorous targets for each of the following quantitative performance metrics based on 2019 public financial guidance: production, lease operating expense ("LOE"), EBITDAX, capital expenditure, and drilling rate of return. The drilling rate of return was given the highest weighting of all the metrics to show alignment with the Company's business strategy. The targets are set forth in the table below under "2019 Annual Cash Bonus Performance Scoring." For the financial metrics, a payout will not be earned unless the performance exceeds the threshold level, which was set above the prior year's actuals. In addition to the quantitative metrics, the strategic metrics included portfolio and strategic financial management.

2019 Annual Cash Bonus Performance Scoring

The table below illustrates the performance achievement as of December 31, 2019:

			2019 Quantitative Metrics			2019
Measure	Corporate Weighting	2018 Actual	Threshold	Target	Maximum	Actual	Payout (3)
Operational Goals
Pro Forma Production (MMBoe)	15%	10.5	12.50	12.75	13.25	12.5	8%
Costs - LOE (millions)	5%	$28	$38.2	$36.2	$32.2	$38	3%
Subtotal - Operational Goals	20%
Financial Goals
EBITDAX (millions) (1)	15%	$285	$339	$347	$364	$343	12%
Capital Expenditures (millions)	10%		$380	$364	$350	$361	12%
Drilling Rate of Return (2)	25%	21%	28%	36%	59%	21%	—%
Subtotal - Financial Goals	50%
Strategic Goals	30%						20%
Total	100%						55%

(1)	Earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses.

(2)	Rate of return on investment of drilling and completion capital using a flat $55 WTI.

(3)	The payout levels were calculated using linear interpolation in between threshold, target and maximum levels.

In scoring the annual cash bonus awards for fiscal year 2019, the Compensation Committee considered the quantitative operational and financial results set forth in the table above, as well as the significant strategic business achievements described below.

Strategic Result Highlights:
Financial:

◦
Completed two redetermination cycles for the revolving credit facility; the borrowing base was reaffirmed at $500 million to ensure that we have access to strategic financing to support long term development

◦
Generated $52 million of free cash flow during 2019, which was used to repay $35 million on the revolving credit facility during the fourth quarter to end the year with a balance of $140 million; exited year with cash of $16 million and liquidity of $350 million

◦
Continued strong hedging program with 5,857,500 barrels of 2020 oil production hedged at $58.32/Bbl and 1,912,500 barrels of 2021 oil production hedged at $54.50/Bbl to ensure near and medium term cash flow protection

◦	Reduced G&A run-rate (excluding long-term cash and equity incentive compensation) to $3.0 million per month to align G&A metrics with those of our peers
Marketing:

◦	Overcame significant midstream constraints by sourcing new processing outlets for Hereford volumes to ensure long term flow assurance;

◦	Field operations managed infield gathering to access optional markets and reduce line pressures to compensate for constraints; and

◦	Secured low oil differentials by piping crude to minimize air emissions as well as lock in long term price certainty.
Corporate Responsibility and Community Partnerships:

◦
Created a Corporate Responsibility page on the Company's website: https://www.hpres.com/corporate-responsibility/community to highlight our commitment to being a responsible corporate partner in our communities and to align with the ESG goals of the investment community

◦	Supported Children's Hospital Colorado by providing a brand-new, custom handicap accessible van

◦	Selected by the Colorado Oil & Gas Association to receive the Small Company Community Impact Award for the second straight year

◦
Named an honoree of The Civic 50 Colorado by CSR Solutions of Colorado and Points of Light, the world's largest organization dedicated to volunteer service. The award recognized HighPoint as one of the 50 most community-minded companies in Colorado, as determined by an independently administered and scored survey.

Political:

◦	Provided key leadership in trade association policy deliberations and expert witness for both COGCC Flowline and AQCC oil and gas emission rulemakings
Human Resources:

◦	Right-sized the organization for current industry conditions and streamlined reporting structures.

In scoring the strategic component of the annual cash bonus awards for fiscal year 2019, the Compensation Committee focused on the Company's management of its capital structure in order to grow the Company through strategic transactions, as well as managing the political and marketing constraints and other factors that contributed to a challenging year for small-capitalization E&P companies. The Compensation Committee, following consultation with FW Cook, scored the 2019 strategic component of the annual cash bonus awards below target. As a result, the overall average annual bonus payouts were approximately 55% of target for corporate employees, including our NEOs. Overall, the annual bonus payouts were below target and reflect relative under-performance in 2019.

2019 NEO Bonus Awards

In determining individual NEO annual cash bonus awards, the Compensation Committee took into consideration the impact each executive had on the achievement of operational and financial goals, and applied negative discretion in determining the annual cash bonus award value. The table below provides the target bonus opportunity and the actual annual cash bonus earned for each of our NEOs.

Name	Target Bonus Opportunity	Actual Bonus Earned	Actual Bonus Earned (% of Target)
R. Scot Woodall	$593,000	$326,150	55%
Paul W. Geiger, III	$383,670	$206,019	54%
Troy L. Schindler (1)	$225,181	$—	—%
William M. Crawford	$300,760	$165,418	55%
Kenneth A. Wonstolen	$264,172	$145,295	55%

(1)	Effective September 13, 2019, Mr. Schindler separated from the Company without cause following a change in control.

Long-Term Equity Incentive Compensation

In 2019, we continued to grant a combination of restricted stock awards and performance-based unit awards to align with market practices within our industry and to align executive pay with shareholder interests (see the chart under the heading "Executive Summary - Reported vs. Realized Compensation" for more information). Restricted stock awards vest ratably over a three-year period and performance-based unit awards vest based on performance results measured over a three-year performance period. For 2019, we reviewed the performance measures for the long-term incentive plan and determined that relative and absolute TSR would be used to measure performance over the next three years. The Compensation Committee considered other alternative measures, but based on market uncertainty and crude oil price volatility, decided that these two measures were the most appropriate during this timeframe to align executive pay with the long-term interests of our shareholders. To ensure alignment with our shareholders, the performance-based unit awards granted in 2019 require positive absolute TSR to achieve an above target payout.

Restricted stock awards granted in February 2019 represented 50% of the target total long-term incentive for each NEO and performance-based units granted in February 2019 represented 50% of the target total long-term incentive for each NEO. The performance-based units will vest and be settled in cash or shares at the discretion of the Compensation Committee, based on the Company's absolute and relative TSR over the three-year period of January 1, 2019 through December 31, 2021. Payouts of the 2019 performance-based units will range from 0% to 200% of the target number of units awarded based on the plan metrics.

Vesting will occur at the maximum level if the Company is the highest performer in the performance peer group while also having a cumulative TSR of at least 100% over the three-year performance period.

Metric	Weighting	Payout Opportunity
Absolute TSR	50%	Payout opportunity equal to positive TSR between 0-100%. Maximum payout (100%) earned if absolute TSR equals 100% over the performance period.
Relative TSR	50%	Payout opportunity equal to the excess, if any, of relative TSR ranking over the 30th percentile. Maximum payout (100%) earned if relative TSR ranking is at the 100th percentile.

Absolute Stock Price Growth	≤0%	25%	50%	75%	100%	125%
Payout (% of Target)	0%	25%	50%	75%	100%	100%

Relative TSR (Percentile Rank)	Payout (% of Target)
<30	0%
30-100	30-100%

An example payout with negative TSR growth assuming 10,000 units granted is as follows:

Absolute TSR	Absolute TSR Units Earned	Relative TSR	Relative TSR Units Earned	Total Units Earned	Total Units Earned as a % of Target
Negative	0	25th Percentile	0	0	0%
Negative	0	50th Percentile	5,000	5,000	50%
Negative	0	100th Percentile	10,000	10,000	100%

If absolute TSR is not greater than zero, the maximum payout opportunity is capped at 100% of target, which would only be earned if relative TSR exceeded every performance peer company. In addition, target payout will only be earned with median relative TSR performance if absolute TSR is equal to 50%.

2019 Long-Term Incentive Awards

In determining the 2019 long-term incentive awards, the Compensation Committee reviewed the NEOs' target compensation compared to the peers, and determined that due to the CEO's lower relative positioning, his target compensation for 2019 should be increased to the peer median. However, it was determined that his increase should be at-risk and aligned with long-term shareholders, and would be represented in his 2019 LTI grant value. The target amounts of our NEOs' 2019 long-term incentive awards were as follows:

Name	Total Target Equity Award Value ($) (1)	Restricted Stock ($)	Performance Cash Units ($)
R. Scot Woodall	$3,800,000	$1,900,000	$1,900,000
Paul W. Geiger, III	$1,129,696	$564,848	$564,848
Troy L. Schindler (2)	$519,648	$259,824	$259,824
William M. Crawford	$996,268	$498,134	$498,134
Kenneth A. Wonstolen	$704,458	$352,229	$352,229

(1)
The target equity award value shown here differs from the value shown in the Summary Compensation Table in the "Compensation Tables" section, as the Summary Compensation Table reports the value of these awards in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, "Compensation-Stock Compensation." See footnote (1) to the Summary Compensation Table for additional information.

(2)	Pursuant to the terms of his change-in-control agreement, Troy L. Schindler's restricted stock grant was accelerated and the performance cash units were forfeited.

Performance Cash Unit Awards

2016 Awards

The performance cash unit awards granted in 2016 originally vested based on the Company's relative TSR over a three-year performance period beginning in January 2016. The awards were converted to time-based restricted stock awards upon the closing of the Merger. Based on our relative performance (actual place) and actual stock price performance at the close of the Merger, 89% of the performance cash units converted to restricted shares. Each performance cash unit award was converted at 89% of the original award based on the Company's performance through March 19, 2018. These awards are no longer subject to performance vesting but continue to time-vest in accordance with the original schedule and were fully vested on February 16, 2019, subject to the recipient's continued employment or service through such date.

2017 Awards

The performance cash unit awards granted in 2017 originally vested based on the Company's relative TSR over a three-year performance period beginning in January 2017. The awards were converted to time-based restricted stock awards upon the closing of the Merger. Each performance cash unit award was converted at 100% of the original award given that less than one third of the performance period had lapsed. These awards are no longer subject to performance vesting but continue to time-vest in accordance with the original schedule and will become fully vested on February 16, 2020.

2018 Awards

Upon the closing of the Merger, each outstanding award of performance cash units granted in 2018 was converted into a performance-based unit award in HighPoint, with the same terms and conditions, including performance conditions, as applied to the corresponding Company performance unit award immediately prior to the closing of the Merger.

2019 Awards

Performance cash unit awards were granted in 2019. The performance-based awards contingently vest in February 2022, depending on the level at which the performance goal is achieved. For additional information, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

2020 Compensation Decisions

In February 2020, management recommended, and the Compensation Committee approved, maintaining base salaries at 2019 levels. The NEOs received reduced LTI grant values and an increase in performance-based weighting of LTI grants.

Due to the drop in share price, and in response to shareholder feedback, the company reduced 2020 LTI grant values by an average of 22% for all officers of the Company; the CEO award was reduced 25%. In addition, to ensure continued alignment with shareholders, the Company maintained the rigorous performance design and increased the weighting of performance-based award grants to 60% of total 2020 LTI grant values. The 2020 grant value was further reduced because of the higher average share price ($1.41) used to determine the grant, compared to the actual share price value on date of grant ($1.14).

COMPENSATION RELATED POLICIES AND OTHER INFORMATION

Executive and Director Stock Ownership Guidelines

The Board of Directors of the Company believes that certain executives and our non-employee directors should own and hold common stock of the Company to further align their interests and actions with the interests of the Company's shareholders. Therefore, the Board of Directors adopted stock ownership guidelines in 2011. The stock ownership guidelines require certain executives ("Covered Executives") to achieve ownership of a number of shares with a market value equal to a multiple of the Covered Executive's base salary in effect on the effective date of the stock ownership guidelines, or the date the executive becomes a Covered Executive. In the case of directors, the ownership requirement is expressed as a multiple of the annual cash retainer, excluding additional committee chair retainers. The stock ownership requirement applicable to each Covered Executive and director is as follows:

Covered Executives/ Directors	Ownership Requirement
Chief Executive Officer	5 x base salary
Chief Operating Officer, Chief Financial Officer and Executive Vice Presidents	2 x base salary
Senior Vice Presidents	1 x base salary
Non-Employee Directors (1)	5 x annual cash retainer (excluding committee chair retainers)

(1)	Excludes Mr. Gieselman and Mr. Glick, who do not receive an equity grant as part of their annual compensation.

Stock that counts toward satisfaction of the stock ownership guidelines ("Qualifying Shares") includes:

•	Stock purchased on the open market;

•	Stock obtained through stock option exercises;

•	Restricted stock;

•	Vested restricted stock units;

•	Vested deferred stock units; and

•	Stock beneficially owned in a trust, by a spouse and/or minor children.

Shares of stock that Covered Executives and directors have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares for purposes of the stock ownership guidelines.

Covered Executives and directors have to comply with the guidelines within five years from the later to occur of the adoption of the stock ownership guidelines or the appointment of that individual to a position subject to the stock ownership guidelines. The number of shares of our common stock beneficially owned by our NEOs and our non-employee directors is shown in the "Beneficial Owners of Securities" section. All NEOs and non-employee directors have met their ownership guideline, with the exception of three directors who were first elected in 2018. These directors are still within their five year window to comply with the guideline.

Tax and Accounting Treatment of the Elements of Executive Compensation

In designing our compensation programs, we take into account the tax, accounting and disclosure rules associated with various forms of compensation, although the design of our programs is focused primarily on attracting and retaining the top talent in our industry and incentivizing those individuals to execute on the Company's business strategy and to increase stockholder value. We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for individual compensation paid to certain executive officers to the extent the compensation exceeds $1 million in any year. Prior to the tax reform legislation enacted in December 2017, an exception to the limit on deductibility applied with respect to "qualified performance-based compensation," which generally included compensation paid pursuant to a stockholder-approved plan that was earned or became vested based on meeting pre-established, objective performance goals. Our Cash Incentive Plan, 2008 Stock Incentive Plan, and 2012 Equity Incentive Plan all have been approved by our shareholders. These plans were intended to enable the Company to make awards of "qualified performance-based compensation" and to therefore preserve, to the extent practicable, the tax deductibility of incentive awards under Section 162(m). Following the tax reform legislation, no new awards under these plans can be treated as "qualified performance-based compensation"; however, outstanding grants made prior to the tax reform legislation may continue to be treated as "qualified performance-based compensation" under certain transition rules in the tax reform legislation. As part of its role, the Compensation Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate (including availing ourselves of the 162(m) transition rules in the 2017 tax reform legislation) and consistent with our compensation philosophy and objectives. However, the Compensation Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible. Changes in tax legislation will be considered as the Compensation Committee administers compensation arrangements in the future. Going forward, we intend to design compensation programs that recognize a range of performance criteria important to our success, even though compensation paid under such programs may not be deductible.

Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. We design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt. Our compensation arrangements do not provide for gross-ups for any penalty taxes or interest that may be imposed under Section 409A of the Code.

Compensation Risk Assessment

The Compensation Committee believes that its approach to choosing performance metrics and threshold, target and maximum performance levels and evaluation of performance results mitigates the potential for excessive risk-taking that could harm our value or reward poor judgment by our executives. The Compensation Committee believes that our executive compensation program reflects sound risk management practices and provides a reasonable balance between short-term and long-term objectives. For example, with respect to our incentive compensation programs, the metrics that determine vesting for our performance shares and performance cash units are Company-wide metrics only. In addition, the performance criteria reviewed by our Compensation Committee in determining cash bonuses are Company-wide, and our Compensation Committee has authority to exercise negative discretion over annual cash bonus payments under our Cash Incentive Plan. The Compensation Committee believes that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and its shareholders. The multi-year vesting of our equity awards and our use of a combination of restricted stock and performance cash units for executive compensation discourages excessive risk-taking and properly accounts for the time horizon of risk. Further, the Company's Clawback Policy, as discussed below, mitigates excessive risk-taking, and the Company's stock ownership guidelines for directors and Covered Executives, as discussed above, further aligns the interests of the directors and Covered Executives with those of our shareholders. In 2019, the Compensation Committee's independent compensation consultant conducted a formal risk assessment of all executive compensation programs. The findings indicated that our compensation program mitigates the potential for excessive risk taking. There have been no significant changes since 2019 that would affect this risk assessment.

Clawback / Forfeiture Provisions

In 2014, the Company approved and implemented a formal Clawback Policy in accordance with the expected requirements of the Dodd-Frank Act. A copy of the Clawback Policy is posted on our website at www.hpres.com. Under our Clawback Policy, the Company will recover any annual cash bonus or other incentive-based or equity-based compensation received by our Covered Employees (as defined in the Clawback Policy), and any profits they realize from the sale of securities during the relevant periods in the event of an accounting restatement due to our material noncompliance as a result of misconduct with any financial reporting requirement under securities laws. Further, under our Clawback policy, the Company would also pursue other available remedies against them or other employees engaged in illegal activities. All awards granted under our 2012 Equity Incentive Plan since adoption of the Clawback Policy are subject to the policy.

Anti-Hedging and Anti-Pledging Provisions

Our insider trading policies applicable to the NEOs, other officers and directors prohibit transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market, as well as short sales of our securities.

In addition, the NEOs and others subject to this policy may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan. An exception to this prohibition may be granted in the case of a non-margin loan where the person is able to clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities. No exceptions have been granted, and we are not aware of any of our shares being pledged by the NEOs.

CONCLUSION

The Compensation Committee believes the design of our executive compensation program effectively aligns the interests of our executives with the interests of our shareholders. Further, our executive compensation program is subject to a comprehensive governance process involving only independent directors. The Committee will continue to review our executive compensation program, policies and processes and periodically make modifications to maintain alignment with Company performance, shareholder expectations and prevailing competitive and governance practices.
* * * * *

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or accrued to the NEOs for the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
R. Scot Woodall	2019	$593,000	$3,877,028	$326,150	$74,390	$4,870,568
Chief Executive Officer and President	2018	$590,923	$2,976,193	$744,750	$99,870	$4,411,736
	2017	$572,115	$2,464,891	$862,500	$78,509	$3,978,015
Paul W. Geiger, III	2019	$425,573	$1,152,595	$206,019	$26,891	$1,811,078
Chief Operating Officer (4)	2018	$198,289	$1,152,139	$250,150	$11,562	$1,612,140
Troy L. Schindler	2019	$245,335	$530,179	$—	$1,384,289	$2,159,803
Senior Vice President, Operations (5)	2018	$335,211	$556,126	$143,786	$48,049	$1,083,172
	2017	$325,817	$596,219	$372,261	$35,970	$1,330,267
William M. Crawford	2019	$374,687	$1,016,459	$165,418	$41,727	$1,598,291
Chief Financial Officer	2018	$341,717	$806,286	$351,384	$40,690	$1,540,077
	2017	$285,284	$523,211	$267,930	$30,734	$1,107,159
Kenneth A. Wonstolen	2019	$351,046	$718,735	$145,295	$23,578	$1,238,654
Senior Vice President, General Counsel; and Corporate Secretary	2018	$341,197	$659,666	$290,942	$22,732	$1,314,537
	2017	$333,423	$612,144	$271,022	$21,269	$1,237,858

(1)
The amounts reported in this column reflect the grant date fair value of restricted stock awards and performance cash unit awards, as calculated in accordance with FASB ASC Topic 718, "Compensation-Stock Compensation." For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts shown disregard the estimate of forfeitures related to service-based vesting conditions. The grant date fair value of restricted stock awards and performance cash unit awards granted to our NEOs is as follows for 2019:

Name	Shares of Restricted Stock ($) (a)	Performance Cash Units ($) (b)(c)	Total ($)
R. Scot Woodall	$1,694,595	$2,182,433	$3,877,028
Paul W. Geiger, III	$503,783	$648,812	$1,152,595
Troy L. Schindler	$231,734	$298,445	$530,179
William M. Crawford	$444,280	$572,179	$1,016,459
Kenneth A. Wonstolen	$314,149	$404,586	$718,735

(a)	These awards are measured at grant date fair value based on the closing price of the Company's common stock on February 6, 2019 ($2.64 per share).

(b)	These awards are measured using a Monte Carlo valuation on the date of grant.

(c)
The maximum potential grant date fair values of the performance cash units, assuming that each individual ultimately earned 200% of the total number of units granted, are as follows: Mr. Woodall- $4,364,866; Mr. Geiger- $1,297,624; Mr. Schindler- $596,890; Mr. Crawford- $1,144,358; Mr. Wonstolen- $809,172. However, Mr. Schindler separated from the Company effective September 13, 2019 and forfeited this award.

(2)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column consist of (i) amounts earned and awarded under the Performance Cash Bonus Plan in the year indicated, paid in the subsequent year.

(3)
The amounts reported in the "All Other Compensation" column consist of (i) reimbursements for wellness (maximum of $1,120 per year per NEO) and parking (maximum of $2,580 per year per NEO); (ii) the amounts listed below relating to our 401(k) matching contributions; (iii) the amounts listed below of our discretionary Company contributions made to our

NEOs under the Bill Barrett Corporation Executive Nonqualified Excess Plan (the "2010 Deferred Compensation Plan");(iv) the amounts listed below relating to long-term disability supplemental insurance for 2019; and (v) amounts paid to Mr. Schindler pursuant to an existing change in control severance protection agreement.

Name	401(k) Matching Contributions	NQDC Matching Contributions	Long-Term Disability Supplemental
R. Scot Woodall	$16,800	$45,465	$9,545
Paul W. Geiger, III	$16,800	$2,100	$5,411
Troy L. Schindler	$16,800	$7,656	$2,627
William M. Crawford	$16,800	$19,264	$3,083
Kenneth A. Wonstolen	$16,800	$—	$4,198

(4)
Mr. Geiger first became a named executive officer during the year ended December 31, 2018; however, he was mistakenly omitted from the disclosure for 2018 due to an error in calculation. Mr. Geiger's compensation for 2018 is included here, and was disclosed in a Current Report on Form 8-K dated July 19, 2018.

(5)
Effective September 13, 2019, Mr. Schindler separated from the Company without cause following a change in control. In compliance with SEC disclosure rules, information regarding Mr. Schindler's compensation is being included in this proxy statement because he was a NEO within the fiscal year ending on December 31, 2019.

Grants of Plan-Based Awards in 2019

During 2019, we granted non-equity and equity awards to the named executive officers as summarized below. For additional information regarding the compensation paid to our named executive officers, including grants of non-equity and equity awards, see the "Compensation Discussion and Analysis" section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Scot Woodall
2019 Cash Bonus Plan		$296,500	$593,000	$1,186,000
Restricted Stock Awards	2/6/2019							641,892	$1,694,595
Performance Cash Units	2/6/2019				192,568	641,892	1,283,784		$2,182,433
Paul W. Geiger, III
2019 Cash Bonus Plan		$191,835	$383,670	$767,340
Restricted Stock Awards	2/6/2019							190,827	$503,783
Performance Cash Units	2/6/2019				57,248	190,827	381,654		$648,812
Troy L. Schindler
2019 Cash Bonus Plan		$112,591	$225,181	$450,362
Restricted Stock Awards	2/6/2019							87,778	$231,734
Performance Cash Units	2/6/2019				26,333	87,778	175,556		$298,445
William M. Crawford
2019 Cash Bonus Plan		$150,380	$300,760	$601,520
Restricted Stock Awards	2/6/2019							168,288	$444,280
Performance Cash Units	2/6/2019				50,486	168,288	336,576		$572,179
Kenneth A. Wonstolen
2019 Cash Bonus Plan		$132,086	$264,172	$528,344
Restricted Stock Awards	2/6/2019							118,996	$314,149
Performance Cash Units	2/6/2019				35,699	118,996	237,992		$404,586

(1)	These awards represent performance cash units granted in 2019.

(2)
The amounts in the "Grant Date Fair Value of Stock Awards" column were determined in accordance with FASB ASC Topic 718. Restricted stock awards are measured at grant date fair value based on the closing price of the Company's common stock on the date of grant. Performance cash units are measured using a Monte Carlo valuation on the date of grant. For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Outstanding Equity Awards at December 31, 2019

The following table contains information with respect to outstanding equity awards for the named executive officers at December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Scot Woodall
2012 Incentive Plan (1)	63,202	$106,811
2012 Incentive Plan (2)	172,084	$290,822
2012 Incentive Plan (3)	189,607	$320,436
2012 Incentive Plan (4)	641,892	$1,084,797
2012 Incentive Plan (5)			258,126	$436,233
2012 Incentive Plan (6)			641,892	$1,084,797
Paul W. Geiger, III
2012 Incentive Plan (7)	59,358	$100,315
2012 Incentive Plan (4)	190,827	$322,498
2012 Incentive Plan (8)			89,037	$150,473
2012 Incentive Plan (6)			190,827	$322,498
Troy L. Schindler (9)
William M. Crawford
2012 Incentive Plan (1)	13,415	$22,671
2012 Incentive Plan (2)	29,313	$49,539
2012 Incentive Plan (3)	40,247	$68,017
2012 Incentive Plan (10)	15,197	$25,683
2012 Incentive Plan (4)	168,288	$284,407
2012 Incentive Plan (5)			43,970	$74,309
2012 Incentive Plan (11)			22,796	$38,525
2012 Incentive Plan (6)			168,288	$284,407
Kenneth A. Wonstolen
2012 Incentive Plan (1)	15,696	$26,526
2012 Incentive Plan (2)	38,142	$64,460
2012 Incentive Plan (3)	47,088	$79,579
2012 Incentive Plan (4)	118,996	$201,103
2012 Incentive Plan (5)			57,213	$96,690
2012 Incentive Plan (6)			118,996	$201,103

(1)	These shares of restricted stock were granted on February 6, 2017 and vest 33.3% on February 16, 2018, 2019 and 2020.

(2)	These shares of restricted stock were granted on February 7, 2018 and vest 33.3% on February 16, 2019, 2020 and 2021.

(3)
These shares of restricted stock were originally granted on February 6, 2017 as performance cash units. In March 2018, upon the closing of the Merger, each award of the 2017 performance cash units was converted to a time-based restricted stock award at 100% of the original award. These awards are no longer subject to performance vesting and will become fully vested on February 16, 2020, subject to the holder's continued employment through such date. For additional information concerning the modification, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	These shares of restricted stock were granted on February 6, 2019 and vest 33.3% on February 16, 2020, 2021 and 2022.

(5)
These performance cash units were granted to the named executive officers on February 7, 2018. Vesting is contingent upon meeting certain market metrics that are selected by the Compensation Committee. The performance units contingently vest on February 16, 2021 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in February 2018. For additional information concerning our performance goals, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(6)
These performance cash units were granted to the named executive officers on February 6, 2019. Vesting is contingent upon meeting certain market metrics that are selected by the Compensation Committee. The performance units contingently vest on February 16, 2022 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in February 2019. For additional information concerning our performance goals, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(7)	These shares of restricted stock were granted on July 11, 2018 and vest 33.3% on July 15, 2019, 2020 and 2021.

(8)
These performance cash units were granted to Mr. Geiger on July 11, 2018. Vesting is contingent upon meeting certain market metrics that are selected by the Compensation Committee. The performance units contingently vest on February 16, 2021 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in February 2018. For additional information concerning our performance goals, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(9)	Effective September 13, 2019, Mr. Schindler separated from the Company without cause following a change in control.

(10)	These shares of restricted stock were granted on May 10, 2018 and vest 33.3% on May 15, 2019, 2020 and 2021.

(11)
These performance cash units were granted to Mr. Crawford on May 10, 2018. Vesting is contingent upon meeting certain market metrics that are selected by the Compensation Committee. The performance cash units contingently vest on February 16, 2021 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in February 2018. For additional information concerning our performance goals, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Stock Vested in 2019

The following table sets forth the aggregate dollar value realized by the NEOs upon the vesting of stock awards during the fiscal year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Scot Woodall	460,464	$1,243,253
Paul W. Geiger, III	29,679	$47,190
Troy L. Schindler (1)	264,182	$476,073
William M. Crawford	80,196	$213,186
Kenneth A. Wonstolen	95,918	$258,979

(1)	Pursuant to the terms of his change-in-control agreement, Mr. Schindler's unvested restricted stock awards were vested immediately and his performance cash units were forfeited.

Non-Qualified Deferred Compensation for 2019

Pursuant to the 2010 Deferred Compensation Plan, a participant can contribute up to 90% of a participant's combined base salary and actual bonus earned, and we will match the participant's contribution dollar for dollar up to 6% of the amount of the participant's cash salary and bonus that is in excess of the Annual Compensation Limit under IRC Section 401(a)(17). The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. All amounts deferred and matched under the plan vest immediately. The deferred amounts are payable to the participants at a time preselected by the participants, which can include separation from service, death or disability, a change in control, or a set in-service date. The amount of the payouts will be tied to actual investment returns chosen by each participant from a group of investment options selected by the plan committee.

The following table summarizes the NEOs' contributions, earnings, withdrawals and account balances for the fiscal year ended December 31, 2019 under the 2010 Deferred Compensation Plan:

	Executive Contributions in 2019	Company Contributions in 2019	Aggregate Earnings (Losses) in 2019	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at December 31, 2019
Name	($) (1)	($) (2)	($) (3)	($)	($)
R. Scot Woodall	$62,265	$45,465	$227,990	$—	$1,047,705
Paul W. Geiger, III	$2,100	$2,100	$543	$—	$4,743
Troy L. Schindler	$24,456	$7,656	$6,792	$—	$71,298
William M. Crawford	$19,264	$19,264	$2,417	$—	$83,017
Kenneth A. Wonstolen	$—	$—	$—	$—	$—

(1)
The amounts reflected in the "Executive Contributions" column are included in the Summary Compensation Table under "Salary." The amounts reflected in this column are based on the employee's elected deferral percentage and eligibility for plan participation. The contributions come from salary and/or bonus and are deposited on a bi-weekly basis.

(2)	The amounts reflected in the "Company Contributions" column are included in the Summary Compensation Table under "All Other Compensation."

(3)	The amounts reflected in this column are not included in the Summary Compensation Table.

Severance and Change-in-Control Arrangements

Change-in-Control Agreements

We have change-in-control agreements (the "CIC Agreements") with our NEOs and certain other executives. Each of the CIC Agreements has a term of five years following the effective date of the agreement and provides for the same severance benefits as the previous change-in-control agreements. The following is a summary of the material terms of the CIC Agreements:

•
The CIC Agreements are "double trigger" and provide for certain severance benefits in the event that a a change in control of the Company occurs and an NEO's employment is terminated within two years after the change in control other than by the Company for "cause" or by the NEO without "good reason." We believe that providing severance benefits in this situation is appropriate in order to ensure that our NEOs are committed to completing a transaction that may be in the best interests of our shareholders without concerns for their job security.

•	The CIC Agreements provide for the following severance benefits for our NEOs:

◦
A lump sum amount equal to three times (in case of Messrs. Woodall, Geiger, Crawford and Wonstolen), or two times (in case of Mr. Schindler), the sum of the NEO's annualized base salary plus the greater of i) the NEO's target annual bonus or ii) the average of the actual bonuses earned by the NEO over the three-year period preceding the year of termination;

◦
A lump sum amount equal to the greater of i) a pro-rated portion of the NEO's target annual bonus for the year of termination or ii) a pro -rated portion of the NEO's annual bonus based on actual performance during the year of termination;

◦
A a lump sum amount equivalent to the cost to the Company of the continuation of the NEO's life, disability, accident, and health insurance, or reasonably equivalent benefits, for the period of 36 months after termination in case of Messrs. Woodall, Geiger, Crawford and Wonstolen and 24 months after termination in case of Mr. Schindler; and

◦	A lump sum amount of $12,000 for outplacement services to assist the NEO in obtaining new employment.

•
The CIC Agreements do not include gross-ups for any excise tax under Sections 280G and 4999 of the Code, but include a Section 280G better-off cut-back which provides that in the event the potential payments under the CIC Agreements would constitute "excess parachute payments" within the meaning of Section 280G of the Code, then the amount of the payout would be either (i) a reduced amount equal to $1.00 less than three times the executive's "base amount" as defined in Section 280G(3) of the Code, or (ii) paid in full, whichever results in the best after-tax amount to the executive.

•	The CIC Agreements also contain an employee non-solicitation covenant applicable for a period of two years following any termination of employment and a confidentiality covenant.

•	Any severance benefits under the CIC Agreement are subject to the NEO's execution of a general release of claims.

Executive Severance Guidelines and Executive Retirement, Death and Disability Guidelines

In addition to the CIC Agreements, our NEOs are eligible to participate in the Company's Executive Severance Guidelines and Executive Retirement, Death and Disability Guidelines (the "Severance Policy"), which provide the following guidelines for severance benefits upon termination by the Company without "cause" or by the NEO for "good reason", payable in cash in equal quarterly installments over the severance period:

•
An amount equal to two times (in case of Mr. Woodall), one and one-half times (in case of Messrs. Geiger, Crawford and Wonstolen) and one times (in case of Mr. Schindler) the sum of (i) the NEO's base salary in effect at the time of termination plus (ii) a pro-rated portion of the annual bonus for the year of termination based on target, actual performance or other factors, as determined by the Compensation Committee in its discretion;

•	Continuation of health and welfare benefits for the period of 24 months in case of Mr. Woodall, 18 months in case of Messrs. Geiger, Crawford and Wonstolen and 12 months in case of Mr. Schindler; and

•	Outplacement services for up to three months.

Any payments under the Severance Policy are subject to the discretion of the Compensation Committee and the NEO's execution of a general release of claims.

Treatment of Incentive Equity Awards

Pursuant to the applicable award agreements, in the event of an NEO's termination without cause or resignation for good reason not related to a change-in-control:

•
All outstanding stock options and time-vesting restricted stock awards that would have otherwise vested within 12 months of the termination date will immediately vest; provided that any awards granted within 6 months prior to the date of such termination are forfeited upon the date of such termination; and

•
A pro-rated portion of any performance-based awards will immediately vest based on actual TSR through the termination date and at target for financial/operational metrics; provided that any awards granted within 12 months prior to such termination are forfeited upon the date of such termination.

In the event of an NEO's death, disability or retirement:

•	All outstanding stock options and time-vesting restricted stock awards will immediately vest; and

•	A pro-rated portion of any performance-based awards will vest based on actual performance following the completion of the full performance period;

•
However, in the event of a retirement, any time-vesting restricted stock awards granted within 6 months prior to the date of such termination and any performance-based awards granted within 12 months prior to the date of such termination are forfeited upon the date of such termination.

Upon termination without cause or resignation for good reason following a change in control, all outstanding stock options and time-vesting restricted stock awards will immediately vest. Performance-based awards will vest based on actual performance for TSR through the termination date and at target for financial/operational metrics.

Potential Payments Upon Termination, Including Termination as a Result of a Change-in-Control, as of December 31, 2019

The table below summarizes the estimated payments that would potentially be payable to our NEOs pursuant to the Severance Policy assuming that they incurred a qualifying termination on December 31, 2019. Additionally, the table summarizes estimated payments that would be payable to our NEOs under the CIC Agreements, assuming that their employment terminated on December 31, 2019 within two years following a change in control. No payment would be required in the event of a voluntary termination (other than for good reason, in which event the payments summarized below would apply), a termination by us or our successor for cause, or a termination by us before a change in control (unless the termination was within 180 days prior to the change in control and the transaction that results in the change in control is initiated prior to such termination, in which event the payments summarized below would apply).

Executive	Payment Elements	Resignation for Good Reason or Termination Without Cause (1)	Retirement (1) (9)	Death or Disability (1)	Qualifying Termination in Connection with a Change in Control (2)
R. Scot Woodall
	Cash Severance (3)	$2,372,000	$—	$—	$3,558,000
	Termination Year Bonus (4)	$326,150	$—	$326,150	$593,000
	Equity Awards Acceleration (5)	$942,982	$—	$2,455,288	$2,271,569
	Health & Welfare (6)	$60,999	$—	$—	$102,262
	Outplacement Services (7)	$12,000	$—	$—	$12,000
	Total Benefit	$3,714,131	$—	$2,781,438	$6,536,831
Paul W. Geiger, III
	Cash Severance (3)	$1,214,955	$—	$—	$2,429,910
	Termination Year Bonus (4)	$206,019	$—	$206,019	$383,670
	Equity Awards Acceleration (5)	$160,666	$—	$630,627	$562,776
	Health & Welfare (6)	$45,749	$—	$—	$102,262
	Outplacement Services (7)	$12,000	$—	$—	$12,000
	Total Benefit	$1,639,389	$—	$836,646	$3,490,618
Troy L. Schindler (8)
	Cash Severance (8)	$—	$—	$—	$1,158,548
	Termination Year Bonus (8)	$—	$—	$—	$139,427
	Equity Awards Acceleration (8)	$—	$—	$—	$257,138
	Health & Welfare (8)	$—	$—	$—	$45,531
	Outplacement Services (8)	$—	$—	$—	$12,000
	Total Benefit	$—	$—	$—	$1,612,644
William M. Crawford
	Cash Severance (3)	$1,015,065	$—	$—	$2,030,130
	Termination Year Bonus (4)	$165,418	$—	$165,418	$300,760
	Equity Awards Acceleration (5)	$231,828	$—	$620,343	$571,998
	Health & Welfare (6)	$45,749	$—	$—	$102,262
	Outplacement Services (7)	$12,000	$—	$—	$12,000
	Total Benefit	$1,470,060	$—	$785,761	$3,017,150
Kenneth A. Wonstolen
	Cash Severance (3)	$924,602	$—	$—	$1,849,204
	Termination Year Bonus (4)	$145,295	$145,295	$145,295	$264,172
	Equity Awards Acceleration (5)	$207,304	$436,128	$503,163	$459,032
	Health & Welfare (6)	$34,148	$—	$—	$68,297
	Outplacement Services (7)	$12,000	$—	$—	$12,000
	Total Benefit	$1,323,349	$581,423	$648,458	$2,652,705

(1)	Reflects benefits payable upon a qualifying termination pursuant to the Severance Policy.

(2)	Reflects benefits payable upon a qualifying termination pursuant to the CIC Agreements.

(3)
Pursuant to the Severance Policy, upon termination without cause or resignation for good reason, Mr. Woodall is entitled to receive an amount equal to two times (2x) the sum of (i) the NEO's base salary in effect at the time of termination plus (ii) an amount equal to the NEO's target cash bonus in the year in which the termination occurs. Messrs. Geiger, Crawford and Wonstolen are entitled to receive an amount that is one and one-half times (1.5x) the above sum. Pursuant to the CIC Agreements, in the event of termination without cause or resignation for good reason within two years following a change in control, Messrs. Woodall, Geiger, Crawford and Wonstolen are entitled to receive an amount that is three times (3x) the sum of (i) the NEO's base salary in effect at the time of termination plus (ii) the greater of (A) an amount equal to the

NEO's target cash bonus in the year in which the termination occurs or (B) the average of the actual cash bonus earned in the most recent three years preceding the calendar year of termination.

(4)
Pursuant to the Severance Policy, upon termination due to retirement, death or disability, termination without cause, or resignation for good reason, each NEO is entitled to receive a termination year bonus paid pro-rata at the Compensation Committee's discretion. The Compensation Committee can choose to pay based on target, actual performance or other factors. The termination year bonus is shown at actual performance for the performance period ended on December 31, 2019. Pursuant to the CIC Agreements, upon termination without cause or a resignation for good reason following a change in control, each NEO is entitled to receive a termination year bonus pro-rata amount equal to the greater of (A) target or (B) actual bonus based on performance for the performance period ended on December 31, 2019. The termination year bonus is shown at target.

(5)
In the event of termination without cause or resignation for good reason, all unvested time-vesting restricted stock awards that would have otherwise vested within 12 months of the termination date will immediately vest unless the award was granted within the last 6 months, in which case they are forfeited. Performance-based awards will immediately vest pro-rata based on actual performance through the termination date, unless the awards were granted within the last 12 months, in which case they are forfeited. In the event of retirement, all unvested time-vesting restricted stock awards will immediately vest unless granted within the last 6 months, in which case they are forfeited. Performance-based awards will vest pro-rata based on actual performance following the completion of the full performance period unless the awards were granted within the last 12 months, in which case they are forfeited. In the event of death or disability, all unvested time-vesting restricted stock awards will immediately vest. Performance-based awards will vest pro-rata based on actual performance following the completion of the full performance period. Upon termination without cause or resignation for good reason following a change in control, all time-vesting restricted stock awards will immediately vest. Performance-based awards will vest based on actual performance through the termination date.

(6)
Pursuant to the Severance Policy, in the event of termination without cause or resignation for good reason, health and welfare benefits will continue for Mr. Woodall for 24 months and for Messrs. Geiger, Crawford and Wonstolen for 18 months. Pursuant to the CIC Agreements, in the event of termination without cause or a resignation for good reason following a change in control, health and welfare benefits will continue for Messrs. Woodall, Geiger, Crawford and Wonstolen for 36 months.

(7)	In the event of a termination without cause or resignation for good reason, whether or not following a change in control, each NEO is eligible to receive outplacement services valued at $12,000.

(8)	Effective September 13, 2019, Mr. Schindler separated from the Company without cause following a change in control. Amounts in the table represent the actual value awarded upon termination.

(9)	Mr. Wonstolen is the only NEO who is retirement eligible.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we have included a comparison of our CEO's total annual compensation to that of our Median Employee, as defined below.

As of December 31, 2019, our total population consisted of 149 employees (including our CEO). Our CEO to Median Employee is a reasonable estimate calculated in accordance with Item 401(u) of Regulation S-K. We used a consistently applied compensation measure to determine earnings, which included regular pay, bonus, holidays, bereavement, jury duty, overtime, sick pay, vacation, and 401k match. Due to an even number of employees, we took the average of the compensation of the two employees nearest the median. The median annual total compensation for 2019 was $131,183. As disclosed in the Summary Compensation Table, our CEO had annual total compensation of $4,870,568. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 37.1 to 1.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors' and officers' liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and applicable law.

Director Compensation

In 2019, our non-employee directors ("Outside Directors"), with the exception of Mr. Gieselman and Mr. Glick, received an annual retainer of $65,000, paid in quarterly installments. The Chair of the Audit Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee received an additional annual retainer of $15,000, and the chairs of the other standing committees received an additional annual retainer of $10,000. The Non-Executive Chair of the Board received an additional retainer of $75,000, paid in quarterly installments. Pursuant to the terms of the Stockholders Agreement dated March 19, 2018 among the Company, FCEC, and NGP Natural Resources XI, L.P., in lieu of equity compensation, each of Mr. Gieselman and Mr. Glick received cash compensation equal to twice the amount of the annual cash retainer payable to Outside Directors.

For the first two quarters of 2019, Outside Directors could elect to receive all or a portion of their cash compensation in the form of restricted stock units which are settled in shares of common stock after the end of each quarter based on the closing price of the Company's common stock on the NYSE on the last trading day of the quarter. The Board suspended that option following the end of the second quarter of 2019 in order to preserve shares available for grant in the 2012 Equity Incentive Plan.

Outside Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees and director education programs.

Outside Directors also receive annual compensation in the form of equity to better align their interests with the interests of our shareholders. The equity portion of the compensation for Outside Directors is paid in the form of restricted stock units having a grant date fair value of $125,000. The restricted stock units are granted to each Outside Director on June 1 of each calendar year (the "Date of Grant"). All restricted stock units are settled in shares of common stock. Unless prior to the Date of Grant the director has elected a later settlement date, the restricted stock units are settled on the earlier to occur of the first anniversary of the Date of Grant or the date that the Outside Director ceases to be a director other than as a result of removal from office. Outside Directors elected other than at an annual meeting of shareholders are eligible for a partial equity award.

Mr. Woodall does not receive any additional compensation for his service as a director.

2019 Director Compensation Table

The table below sets forth the compensation for our Outside Directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Jim W. Mogg (2)	$107,500	$157,500	$265,000
Mark S. Berg (2)	$32,500	$157,500	$190,000
Scott A. Gieselman	$130,000	$—	$130,000
Craig S. Glick	$130,000	$—	$130,000
Andrew C. Kidd (2)	$48,750	$141,250	$190,000
Lori A. Lancaster (2)	$65,000	$125,000	$190,000
William F. Owens (2)	$75,000	$125,000	$200,000
Edmund P. Segner, III (2)	$75,000	$125,000	$200,000
Michael R. Starzer (2)	$65,000	$125,000	$190,000
Randy I. Stein (2)	$90,000	$125,000	$215,000
Michael E. Wiley (2)	$80,000	$125,000	$205,000

(1)
This column includes $125,000 for each director other than Mr. Gieselman and Mr. Glick, which is the grant date fair value of the restricted stock unit awards as calculated in accordance with ASC Topic 718, of the portion of each director's annual compensation paid in the form of restricted stock units. This amount disregards the estimate of forfeitures. For additional information about assumptions see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. This column also includes portions of quarterly director fees and/or committee chair fees for the year ended December 31, 2019 that certain directors elected to receive in the form of restricted stock units as follows: $32,500 for Mr. Mogg, $32,500 for Mr. Berg and $16,250 for Mr. Kidd.

(2)	As of December 31, 2019, each director held the following number of outstanding restricted stock units:

Name	Restricted Stock Units (#)
Jim W. Mogg	66,844
Mark S. Berg	66,844
Scott A. Gieselman	—
Craig S. Glick	—
Andrew C. Kidd	66,844
Lori A. Lancaster	66,844
William F. Owens	161,218	(a)
Edmund P. Segner, III	166,977	(a)
Michael R. Starzer	66,844
Randy I. Stein	66,844
Michael E. Wiley	66,844

(a)	Includes 94,374 restricted stock units for Mr. Owens and 100,133 restricted stock units for Mr. Segner that have vested, but both directors chose to defer the settlement until a later date.

Review and Approval of Related Party Transactions

Pursuant to the terms of its Charter, the Audit Committee shall review, and approve, deny or ratify all related party transactions. Related party transactions are strongly discouraged. All proposed related party transactions are disclosed to, and subject to approval by, the Audit Committee, and are considered on a case-by-case basis.

In connection with a crude oil gathering project initiated in the fourth quarter of 2018, the Company entered into discussions with Outrigger Energy ("Outrigger") for in-field crude gathering services. Outrigger is majority owned by an affiliate of NGP, and the transaction was identified as a potential related party transaction as a result of NGP's affiliation with FCEC, which owns more than five percent of the Company's voting securities. The Audit Committee reviewed the terms of the transaction. Based on the fact that multiple bids from unaffiliated vendors were solicited, received, and reviewed, and the terms of the proposed transaction taken as a whole are fair and reasonable to the Company, the Audit Committee approved the transaction with Outrigger. The Company paid $753,858 to Outrigger during 2019 for crude gathering services.

Director Independence

The Board of Directors assesses directors' independence each year, and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board affirmatively determined that eight of the twelve directors serving at the end of fiscal year 2019 are "independent" as that term is defined by NYSE rules, i.e., Messrs. Berg, Kidd, Mogg, Owens, Segner, Stein, and Wiley, and Ms. Lancaster. Of the eight directors nominated for re-election at the annual meeting, the Board has determined that five are independent under NYSE rules: Messrs. Berg, Mogg, Segner, and Stein, and Ms. Lancaster.

All members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are considered independent, and otherwise satisfy NYSE listing standards.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on our review of copies of the reports filed with the SEC and written representations from such reporting persons, we believe that during the fiscal year ended December 31, 2019, all officers, directors and shareholders owning more than 10% of the Company's common stock filed the reports required by Section 16(a) on a timely basis.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics governing business conduct and relevant actions of our officers, directors, employees, and certain other persons who have relationships or dealings with us. The Code of Business Conduct and Ethics includes our code of ethics for senior financial management. The Code of Business Conduct and Ethics also sets forth procedures for reporting concerns about accounting, auditing, internal controls, financial, or other matters, and provides a mechanism for submitting any concerns or questions either to our General Counsel or to a third party monitored hotline service. A current copy of the Code of Business Conduct and Ethics is posted on our website at www.hpres.com and a printed copy may be obtained by sending a request to our Corporate Secretary at our corporate headquarters. Any waiver of a provision of the Code of Business Conduct and Ethics that applies to our directors or executive officers is required to be approved by the Board or the Nominating and Corporate Governance Committee, will be disclosed in accordance with the relevant rules and regulations of the SEC and the NYSE, and will be posted on our website.

Audit Committee Report

The primary purpose of the Audit Committee, which is discussed in detail in its Charter, is to (a) select, oversee and evaluate the Company's independent registered public accounting firm, (b) oversee and evaluate the Company's internal audit function, and (c) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the Company's financial statements;

•	the Company's independent registered public accounting firm's independence and qualifications;

•	the performance of the Company's internal audit function and independent public accountants;

•	the Company's compliance with legal and regulatory requirements related to financial reporting;

•	the preparation of required disclosures for the Company's financial statement filings with the SEC; and

•	the evaluation as to whether the Company has effective processes for risk assessment and risk management.

Our Board has determined that both Mr. Stein and Mr. Segner meet the qualifications of an "audit committee financial expert" as defined by SEC rules. The Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The Company's independent registered public accounting firm, Deloitte & Touche LLP, is responsible for: 1) performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon; and 2) performing an audit of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, and the Audit Committee uses the Company's internal audit department to assist with these responsibilities. The internal audit department has unrestricted access to the Audit Committee and regularly meets with the Audit Committee in executive sessions without management present.

The Audit Committee has reviewed and discussed the Company's audited financial statements and related internal controls with management. It has also discussed with Deloitte & Touche LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, including Auditing Standard No. 16 (Communication with Audit Committees). Additionally, Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed Deloitte & Touche LLP's independence with management and the independent registered public accounting firm. No services, other than audit and audit-related services, were performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2019.

Based on the Audit Committee's discussions with management and Deloitte & Touche LLP and its review of the representations of management and the report of Deloitte & Touche LLP to the Audit Committee, the Audit Committee recommended to the Board that the Company's 2019 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

The Audit Committee
Randy I. Stein, Chair
Andrew C. Kidd
Lori A. Lancaster
Edmund P. Segner, III
Michael E. Wiley

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement. This is sometimes referred to as "say-on-pay". In accordance with the preferences of our shareholders as expressed at our 2017 annual meeting of shareholders, we are providing shareholders with the opportunity to approve the compensation of our named executive officers at each annual meeting of shareholders.

Approximately 98.6% of those shareholders casting votes at our 2019 annual meeting of shareholders (excluding abstentions and broker non-votes) voted to approve our executive compensation as described in the proxy statement for the 2019 annual meeting of shareholders.

As described in greater detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to encourage growth in our oil and natural gas reserves, production, cash flow, and profitability while focusing on controlling costs and achieving attractive returns on capital in order to enhance long-term shareholder value.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders' concerns.

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 2. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP, 1601 Wewatta Street, Suite 400, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the year ending December 31, 2020. Services provided to us by Deloitte & Touche LLP during 2019 are described under "Fees to Independent Auditors" below. The Audit Committee has considered the audit fees and other fees paid to Deloitte & Touche LLP, as discussed below, and has determined that the payment of such fees is compatible with maintaining the independence of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in reviewing the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of our shareholders and the Company. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast affirmatively or negatively. Abstentions will have no effect on the outcome of the proposal. There will be no broker non-votes on this proposal because it is considered a routine matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES WILL BE VOTED "FOR" THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

Fees to Independent Auditors

The following table presents aggregate fees billed or expected to be billed by Deloitte & Touche LLP for the last two fiscal years (in thousands):

	2019	2018
Audit Fees (1)	$645,000	$740,000
Audit-Related Fees (2)	—	200,000
Tax Fees	—	—
All Other Fees (3)	1,977	2,793
Total Fees	$646,977	$942,793

(1)
Includes aggregate fees billed for professional services rendered by Deloitte & Touche LLP for its audit of our annual financial statements, its review of our quarterly financial statements, and the audit of our internal controls as required under the Sarbanes-Oxley Act of 2002.

(2)
Includes reviews of registration statements and related consents and comfort letters as well as audit services related to mergers and acquisitions and oil and gas property acquisitions and divestitures.

(3)	Includes an annual subscription for certain research software.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either: (1) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review, or attest services that are approved by the Audit Committee prior to completion of the audit; or (2) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved all of Deloitte & Touche LLP's fees for services in 2019 and 2018.

PROPOSAL NO. 4: APPROVAL OF THE SECOND AMENDMENT TO THE HIGHPOINT RESOURCES CORPORATION 2012 EQUITY INCENTIVE PLAN

In February 2020, our Board of Directors voted unanimously to approve, and to recommend to our stockholders that they approve, the Second Amendment (the "Second Amendment") to the HighPoint Resources Corporation 2012 Equity Incentive Plan (as amended from time to time, the "2012 Plan").

Background and Previous Amendment

The 2012 Plan is an omnibus equity incentive plan that was originally adopted by Bill Barrett Corporation (the predecessor of the Company) and approved by stockholders effective as of May 10, 2012. The 2012 Plan was formally amended in 2018 in connection with the Agreement and Plan of Merger, dated as of December 4, 2017, by and among Bill Barrett Corporation (the predecessor of the Company) and certain other parties, and that first amendment to the 2012 Plan was previously approved by the Company's stockholders on March 16, 2018.

Rationale for the Second Amendment

The 2012 Plan is the only plan under which equity-based compensation may currently be awarded to our officers, employees, directors and consultants. The share reserve under the 2012 Plan is depleted and now needs to be replenished in order to enable the Compensation Committee to provide future grants of equity-based awards to our employees and non-employee directors. If the Second Amendment is approved by our stockholders, it will increase the shares available under the 2012 Plan by an additional 11,405,000 shares, extend the term of the Plan, and make certain other conforming changes to the Plan. The Second Amendment will become effective upon approval by our stockholders. If our stockholders do not approve the Second Amendment, the 2012 Plan, as previously amended by the first amendment, will remain in effect in its current form, subject to its expiration date. However, there will be insufficient shares available under the 2012 Plan to make annual awards in the coming years. In this event, the Compensation Committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate key employees and non-employee directors.

The Board believes that the Second Amendment is necessary in order to allow the Company to continue to attract, retain and motivate employees, to utilize equity awards, including performance equity awards, and to further align the interests of our employees and non-employee directors with those of our stockholders.

The 2012 Plan contains key features to protect the interests of our stockholders, which include the following:

•	No Evergreen Share Increases. There is no annual increase in the number of shares available for issuance under the 2012 Plan.

•	No Liberal Share Recycling. The 2012 Plan does not allow the reuse of shares withheld or delivered to satisfy the exercise price or tax obligations with respect to any awards.

•
Dividend Restrictions on Unvested Awards. Any dividends, distributions, or dividend equivalents payable with respect to the unvested portion of an award will be subject to the same restrictions applicable to the underlying shares, units, or share equivalents.

•	Minimum Vesting Requirements. Awards under the 2012 Plan will be subject to a minimum vesting period of one year, subject to certain limited exceptions.

•
No Repricing. The 2012 Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No In-the-Money Option or Stock Appreciation Right Grants. The 2012 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of HighPoint common stock on the date of grant (except in the limited case of "substitute awards" as described below).

•
Independent Administration. The Compensation Committee, which consists of only independent directors, will have overall administrative authority over the 2012 Plan, and only this committee may make awards to executive officers and directors.

•	Compensation Recovery Policy. Awards under the 2012 Plan to our executive officers are subject to the Company's

Executive Compensation Clawback Policy, which can be found at https://www.hpres.com/wp-content/uploads/2018/05/6_Clawback-Policy_May-2018.pdf.

Immediately following this proposal is a summary of the material provisions of the 2012 Plan. This description is qualified in its entirety by the full text of the 2012 Plan as modified by this Second Amendment, which is included as APPENDIX A to this Proxy Statement.

Summary of Key Stock Plan Data

•	Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2019	2018	2017
Stock Options/ Stock Appreciation Rights (SARs) Granted	—	—	—
Stock-Settled Time-Vested Restricted Shares/ Units Granted	2,490,784	1,412,053	985,007
Stock-Settled Performance-Based Shares/ Units Earned *	—	—	166,023
Weighted-Average Basic Common Shares Outstanding	210,391,669	188,299,074	76,858,815	3-Year Average
Share Usage Rate	1.2%	0.7%	1.5%	1.1%

*
With respect to performance-based shares/ units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance-based shares/units granted during the foregoing three-year period were as follows: zero shares in 2019, zero shares in 2018 and zero shares in 2017. The Company has not granted any performance-based share/ unit awards since 2014.

•	Overhang as of March 2, 2020

The following table sets forth certain information as of March 2, 2020, unless otherwise noted, with respect to the Company's equity compensation plans:

Stock Options/ SARs Outstanding	—
Weighted-Average Exercise Price of Outstanding Stock Options/ SARs	—
Weighted-Average Remaining Term of Outstanding Stock Options/ SARs	—
Total Stock-Settled Full-Value Awards Outstanding	4,339,896
Shares Available for Grant under the 2012 Plan (prior to the Second Amendment)	267,750
Additional Shares Being Requested Under the Second Amendment	11,405,000
Proposed Share Reserve for New Grants under the 2012 Plan Assuming the Second Amendment is Approved by Stockholders *	11,672,750
Basic common shares outstanding as of the record date, March 2, 2020	211,530,663

*	The proposed share reserve is subject to reduction for any awards granted under the 2012 Plan after March 2, 2020.

•	Dilution and Expected Duration

Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of March 2, 2020 would be 7.04%, assuming the Second Amendment is approved. In this context, fully-diluted overhang is calculated as the sum of grants outstanding plus shares available for grant prior to the Second Amendment and the proposed share reserve for future awards (numerator), divided by the sum of the numerator and basic common shares outstanding, with all data effective as of March 2, 2020. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

We expect that the share reserve under the 2012 Plan, if this proposal is approved by our stockholders, will be sufficient for awards for approximately three years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2012 Plan's share reserve due to forfeitures; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Implementing the Second Amendment to the 2012 Plan

If this proposal is approved at the 2020 Annual Meeting, the Second Amendment, as incorporated into the 2012 Plan attached hereto as APPENDIX A, will become effective. If the proposal is not approved at the 2020 Annual Meeting, then the 2012 Plan, as previously amended by the first amendment, will continue as currently in effect.

Summary of 2012 Plan (as amended by the proposed Second Amendment)

Introduction

The Second Amendment authorizes 11,405,000 of additional shares of HighPoint common stock for new grants under the 2012 Plan from and after the effective date of the Second Amendment, less any shares subject to awards granted under the 2012 Plan on or after March 2, 2020 and prior to the effective date of the Second Amendment. As of March 2, 2020, there were 267,750 shares of common stock remaining available for future grants under the 2012 Plan. Additionally, as of March 2, 2020, there were 4,339,896 shares of HighPoint common stock subject to outstanding awards under the 2012 Plan. The number of shares available for grant under the 2012 Plan will be increased by the number of shares subject to awards made under the 2012 Plan (and awards under prior plans) that expire, are forfeited, or are settled in cash.

Under the terms of the 2012 Plan, the pool of shares available for issuance may be used for all types of equity awards available under the 2012 Plan, which include stock options, stock appreciation rights ("SARs"), restricted stock awards, stock unit awards, and other stock-based awards, as described in more detail below.

Stockholder Approval Requirement; Second Amendment Effective Date

Stockholder approval of the amendment to the 2012 Plan is necessary in order for us to (i) meet the stockholder approval requirements of the NYSE, and (ii) grant incentive stock options under the 2012 Plan. The Second Amendment would become effective upon approval by our stockholders. If our stockholders do not approve the Second Amendment, the 2012 Plan, as previously amended by the first amendment, will remain in effect in its current form, subject to its expiration date.

Eligible Participants

Officers, employees, consultants, and advisors of HighPoint or any subsidiary, as well as all non-employee directors of HighPoint, are eligible to receive awards under the 2012 Plan. As of March 2, 2020, there were approximately 160 persons employed by HighPoint and its subsidiaries, no persons providing service to HighPoint and its subsidiaries as contractors and 11 non-employee members of the Board, all of whom, other than two non-employee directors, would be eligible to receive awards under the 2012 Plan. Although not necessarily indicative of future grants under the 2012 Plan, approximately 47% of the eligible recipients, all of whom were employees and directors of HighPoint, were granted awards under HighPoint's existing equity plans in 2019.

Administration

The 2012 Plan will be administered by the Compensation Committee. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power, and authority under the 2012 Plan to any of its members, to officers of HighPoint with respect to awards to participants who are not directors or executive officers of HighPoint, or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares or amount of cash covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the 2012 Plan, interpret the 2012 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2012 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2012 Plan also prohibits the Compensation Committee from repricing any outstanding "underwater" option or SAR without prior approval of HighPoint's stockholders. For these purposes, "repricing" includes amending the terms of an underwater option or SAR to lower the exercise price, cancelling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Subject to certain limits in the 2012 Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the 2012 Plan with respect to participants resident outside of the U.S. or employed by a non-U.S. subsidiary to comply with local legal requirements or meet the objectives of the 2012 Plan.

Available Shares and Limitations on Awards

Upon the effectiveness of the Second Amendment, a maximum of 11,672,750 shares of common stock will be available for new grants under the 2012 Plan, less any shares subject to awards granted under the 2012 Plan on or after March 2, 2020 and prior to the effective date of the Second Amendment. Additionally, as of March 2, 2020, there were 4,339,896 shares of HighPoint common stock subject to outstanding awards under the 2012 Plan. The shares of common stock covered by the 2012 Plan are authorized but unissued shares or treasury shares.

Under the terms of the 2012 Plan, no participant may be granted awards covering in excess of 1,500,00 shares during any calendar year. In addition, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 500,000, and the number of shares subject to performance-based awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code other than options or SARs that may be granted to any one participant during any calendar year may not exceed 500,000 (as discussed below, however, in light of recent legislative changes, we do not expect to make future awards intended so to qualify). The share limitations described above are subject to adjustment for changes in the corporate structure or shares of HighPoint, as described below.

The maximum number of shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid during the year to the non-employee director in respect of such individual's service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). The independent members of the Board may make exceptions to the non-employee director limit for a non-executive chair of the Board; however, the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Payouts of performance-based awards intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code that are denominated in cash may not exceed $5,000,000 to any one participant during any calendar year (as discussed below, however, in light of recent legislative changes, we do not expect to make future awards intended so to qualify).

Shares of common stock that are issued under the 2012 Plan will reduce the maximum number of shares remaining available for issuance under the 2012 Plan by one share for each share issued or issuable pursuant to an award. Any shares of common stock subject to an award under the 2012 Plan that expires, is forfeited, or is settled or paid in cash will, to the extent of such expiration, forfeiture, or settlement, automatically become available for issuance under the 2012 Plan. However, shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by HighPoint using option exercise proceeds, or any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may not be used again for new grants.

Awards granted under the 2012 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by HighPoint or any of its subsidiaries (referred to as "substitute awards") will not reduce the number of shares of common stock authorized for issuance under the 2012 Plan. Additionally, if a company acquired by HighPoint or any of its subsidiaries has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2012 Plan and will not reduce the shares authorized for issuance under the 2012 Plan, but only if the awards are made to individuals who were not employed by or providing services to HighPoint or any of its subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions

If certain transactions with HighPoint's stockholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as "equity restructurings"), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2012 Plan, (ii) outstanding awards as to the class, number of shares, and price per share, and (iii) award limitations prescribed by the 2012 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers, or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2012 Plan, the Compensation Committee will make such adjustments as it may deem equitable.

Types of Awards

The 2012 Plan allows HighPoint to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. These types of awards are described in more detail below.

Stock Options. Employees may be awarded options to purchase common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, which we refer to as "non-statutory options." The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the option is granted as a substitute award as described earlier. "Fair market value" under the 2012 Plan as of any date means the closing sale price for a share of common stock on the NYSE (or other applicable stock exchange on which the common stock trades) on that date. As of March 2, 2020, the closing sale price of a share of HighPoint common stock on the NYSE was $0.73.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to HighPoint (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a "net exercise" of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by HighPoint. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-statutory options. Subject to the adjustment provisions of the 2012 Plan, the maximum number of shares that may be granted pursuant to options intended to be incentive stock options will be equal to the number of shares available for grant under the 2012 Plan of the date on which HighPoint stockholders approve the amendment to the 2012 Plan.

SARs. A SAR is the right to receive a payment from HighPoint, in the form of shares of common stock, cash, or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2012 Plan, as may be determined by the Compensation Committee. The Compensation Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR will vest and become exercisable at such time, in such installments, and subject to such conditions as may be determined by the Compensation Committee, and no SAR may have a term greater than 10 years from its date of grant.

Restricted Stock Awards. A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, HighPoint or a subsidiary for a certain period or that the participant or HighPoint (or any subsidiary or business unit of HighPoint) satisfy specified performance criteria. Unless otherwise specified in the 2012 Plan or by the Compensation Committee, a participant who receives a restricted stock award will have all of the rights of a stockholder, including the right to vote the shares of restricted stock.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2012 Plan, as may be determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2012 Plan. The Compensation Committee has complete discretion in determining the terms and conditions of such awards.

Cash Incentive Awards. The Compensation Committee may grant performance-based awards that are settled in cash or other forms of awards under the 2012 Plan or a combination thereof. The Compensation Committee has complete discretion in determining the amount and terms and conditions of such awards.

Dividends and Dividend Equivalents

Under the 2012 Plan, no dividends or dividend equivalents are payable with respect to options or SARs. In addition, with respect to any award under the 2012 Plan that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that such award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to the award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied.

Minimum Vesting Requirement

The 2012 Plan provides that, subject to certain limited exceptions, equity-based awards granted under the 2012 Plan will have a minimum vesting period of at least one year measured from the date the award is granted. The Compensation Committee may, however, grant equity-based awards without regard to this minimum vesting period with respect to a maximum of 5% of the available share reserve authorized for issuance under the 2012 Plan.

Term and Amendment of the 2012 Plan

Unless terminated earlier, the 2012 Plan will terminate on the tenth anniversary of the effective date of the Second Amendment. Awards outstanding under the 2012 Plan at the time it is terminated may continue to be exercised, earned, or become free of restriction, according to their terms. The Board may suspend or terminate the 2012 Plan or any portion of it at any time. The Board may amend the 2012 Plan from time to time, but no amendments to the 2012 Plan will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of the NYSE (or other applicable stock exchange), including stockholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

Termination, suspension, or amendment of the 2012 Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2012 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant's family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Performance-Based Compensation under Section 162(m)

The 2012 Plan provided the Compensation Committee with the ability to grant restricted stock, stock unit, other stock-based awards, or cash incentive awards to employees who were or may have been "covered employees," as defined in Section 162(m) of the Internal Revenue Code, that were intended to be "performance-based compensation" within the meaning of

Section 162(m). Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Options and SARs granted under the 2012 Plan did not need to be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes. These provisions remain intact in the 2012 Plan, although the Tax Reform and Jobs Act of 2017 generally eliminated the ability to deduct compensation qualifying for the "performance-based compensation" exception under Section 162(m) for tax years commencing after December 31, 2017, and we therefore do not expect to make future awards intended to qualify for this treatment. We expect that awards granted under the 2012 Plan prior to November 2, 2017 that were intended to qualify as "performance-based compensation" will generally remain eligible for deduction under that exception pursuant to a provision of the Tax Reform and Jobs Act providing relief for existing binding agreements, and the proposed 2012 Plan amendment is intended not to modify the rules applicable to such existing awards in a manner that would result in such deduction ceasing to be available.

The pre-established performance goals set by the Compensation Committee for performance-based awards intended to qualify as "performance-based compensation" for Section 162(m) must be based on one or more of the following performance criteria specified in the 2012 Plan: revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in HighPoint's attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing.

For compensation intended to qualify as "performance-based compensation" under Section 162(m), the Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, group, unit, division, subsidiary or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. For such compensation, the Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Change in Control

For purposes of the 2012 Plan, the following terms have the meanings indicated:

•
A "Change in Control" generally occurs if (i) subject to certain exceptions, a person or group acquires 30% or more of HighPoint's outstanding voting power or outstanding shares, (ii) certain changes occur in the composition of the board of directors, or (iii) a Corporate Transaction (described below) is consummated (unless HighPoint's voting securities immediately prior to the transaction continue to represent a majority of the voting power of HighPoint or the surviving entity immediately after the transaction).

•
A "Corporate Transaction" means (i) a reorganization, merger, statutory share exchange or consolidation of HighPoint, or (ii) a sale or disposition of all or substantially all of the assets of HighPoint in one or a series of transactions.

If a Change in Control that involves a Corporate Transaction occurs, then the consequences will be as described below unless the Compensation Committee provides otherwise in an applicable award agreement:

•
Unless the Compensation Committee elects to provide for the continuation, assumption, or replacement of any outstanding award or a cancellation in exchange for a payment, each as described below, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the Corporate Transaction and will then terminate at the effective time of the Corporate Transaction and (ii) all other awards will fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based awards, the number of shares that become fully exercisable or fully vested or the settlement amount of a cash incentive award, as the case may be, will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Compensation Committee determines that vesting at a level in excess of the targeted performance is appropriate.

•
The Compensation Committee may instead provide that, if and to the extent that outstanding awards are not accelerated, the surviving or successor entity may continue, assume, or replace awards outstanding as of the date of the Corporate Transaction. The Compensation Committee may further provide that if any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such Corporate Transaction, and if within a specified period of time after the Change in Control a participant's employment or other service is involuntarily terminated without cause, then (i) each of the participant's outstanding options and SARs will become exercisable in full and remain exercisable for a period of time determined by the Compensation Committee, and (ii) each of the participant's unvested restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards will fully vest.

•
Alternatively, the Compensation Committee may elect to terminate awards upon a Corporate Transaction in exchange for a payment with respect to each equity award in an amount equal to the excess, if any, between the fair market value of the consideration to be received in the Corporate Transaction for the shares subject to the award immediately prior to the effective date of such Corporate Transaction over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment). In the case of performance-based awards, the number of shares that are subject to an award or the settlement amount of a cash incentive award, as the case may be, will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Compensation Committee determines that vesting at a level in excess of the targeted performance is appropriate.

If a Change in Control that does not involve a Corporate Transaction occurs, the Compensation Committee may provide that (i) any award will become fully vested and exercisable upon the Change in Control or upon the involuntary termination of the participant without cause within a specified amount of time following the Change in Control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be cancelled in exchange for payments in a similar manner as described above with respect to a Change in Control involving a Corporate Transaction.

Effect of Termination of Employment or Other Services

If a participant ceases to be employed by or provide other services to HighPoint and all subsidiaries, awards under the 2012 Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement:

•	Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited.

•	Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

•
Upon termination for any reason other than cause, death, or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination (or, if earlier, until the original expiration date of the option or SAR); however, if a participant dies during such three-month period, the vested and exercisable portions of the options and SARs may be exercised for one year after the date of termination (or, if earlier, until the original expiration date of the option or SAR).

•
Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination (or, if earlier, until the original expiration date of the option or SAR).

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to HighPoint and to participants subject to U.S. taxation with respect to awards granted under the 2012 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

Non-Statutory Options. If a participant is granted a non-statutory option under the 2012 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. HighPoint will generally be entitled to a federal income tax deduction at the time (subject to other limitations imposed under the Internal Revenue Code, including under Section 162(m) of the Internal Revenue Code, discussed below) and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2012 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and HighPoint will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2012 Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Internal Revenue Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to other limitations imposed under the Internal Revenue Code, including under Section 162(m) of the Internal Revenue Code, discussed below.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000. As noted above, the Tax Reform and Jobs Act of 2017 generally eliminated the ability to deduct compensation qualifying for the "performance-based compensation" exception under Section 162(m) for tax years commencing after December 31, 2017, and as such, we would not expect awards granted under the 2012 Plan following the effective date of the plan amendment to qualify for the "performance-based compensation" exception. The amendment to the 2012 Plan is not intended to affect the grandfathered status of awards previously granted under the 2012 Plan that were intended to qualify as "performance-based compensation" under Section 162(m).

Section 409A of the Internal Revenue Code. The foregoing discussion of tax consequences of awards under the amended 2012 Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Awards

No awards will be made under the amended 2012 Plan until after it has been approved by our stockholders. Because all awards under the amended 2012 Plan are within the discretion of the Compensation Committee, neither the number nor the type of future awards under the amended 2012 Plan to be received by or allocated to particular participants or groups of participants is presently determinable.

Vote Required and the Board's Recommendation

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve the Second Amendment to the 2012 Equity Incentive Plan proposal. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 2012 EQUITY INCENTIVE PLAN PURSUANT TO THE SECOND AMENDMENT.

PROPOSAL NO. 5: REVERSE STOCK SPLIT

General

HighPoint is asking shareholders to adopt and approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. Our Board has unanimously approved and declared advisable the proposed amendment, and recommends that our shareholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is substantially in the form attached to this proxy statement as APPENDIX B (the "Certificate of Amendment").

If the shareholders approve the proposal, the Board may cause a Certificate of Amendment to be filed with the Delaware Secretary of State, and will effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of HighPoint. The Board also may determine in its sole discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of HighPoint's common stock at a reverse stock split ratio of not less than 1-for-10 and not greater than 1-for-100, and a proportionate reduction in the number of authorized shares of our common stock, with an exact ratio as may be determined by our Board in its sole discretion at a later date. If the shareholders approve this Proposal No. 5, the Board will have the authority to decide, at any time prior to twelve (12) months after the approval at the annual meeting, whether to implement the Reverse Stock Split, and the precise ratio of the Reverse Stock Split within a range of 1-for-10 and 1-for-100. If the Board decides to implement the Reverse Stock Split, the Reverse Stock Split will become effective upon the filing of the Certificate of Amendment, and will be publicly announced by the Board prior to such filing.

As of March 2, 2020, the last practicable day before the printing of these proxy materials, 211,530,663 shares of our common stock were issued and outstanding. The closing price of our common stock on the NYSE on March 2, 2020 was $0.73 per share and over the prior 52 weeks the closing price of our common stock has ranged from $0.68 to $3.02 per share.

Based on the number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board of Directors, issued and outstanding shares of stock, and authorized shares of common stock, as illustrated in the table under the caption "Effects of the Reverse Stock Split - Effect on Shares of Common Stock."

All holders of HighPoint Resources' common stock would be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock would be issued as a result of the Reverse Stock Split. Instead, any shareholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each shareholder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see "Effects of the Reverse Stock Split - Reduction in Stated Capital").

Reasons for the Reverse Stock Split

Reverse Stock Split

The Board of Directors believes that it is in the best interests of the Company and its shareholders to reduce the number of issued and outstanding shares by a ratio within the proposed range of not less than 1-for-10 and not greater than 1-for-100, and a proportionate reduction in the number of authorized shares of our common stock, with an exact ratio as may be determined by our Board in its sole discretion at a later date. Immediately following the completion of the Reverse Stock Split, the number of shares of our common stock issued and outstanding or held in treasury would be reduced from 212,154,421 shares as of March 2, 2020 to a range of 21,215,442 (if a 1-for-10 ratio is chosen) to 2,121,544 (if a 1-for-100 ratio is chosen), depending on the exact exchange ratio chosen by the Board in its sole discretion.

The Board believes implementing the Reverse Stock Split is likely to increase the market price for our common stock as fewer shares will be outstanding. The Board further believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock. The Board further believes that implementing the Reverse Stock Split may facilitate continued compliance with the listing standards of the NYSE, which generally require a listed company to maintain a minimum stock price per share of $1.00.

Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. A higher stock price after the Reverse Stock Split may reduce this concern.

In evaluating whether or not to recommend that shareholders authorize the Reverse Stock Split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Conversely, we believe the current low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

Reduction to Authorized Shares

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of our common stock. However, if shareholders adopt and approve the amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Reverse Stock Split is implemented by HighPoint, the authorized number of shares of our common stock would be proportionately reduced by the Reverse Stock Split ratio determined by the Board.

Criteria to be Used for Determining the Ratio

The ratio of the Reverse Stock Split, if approved and implemented, would be not less than 1-for-10 and not greater than 1-for-100, with an exact ratio as may be determined by our Board in its sole discretion at a later date. The Board believes that shareholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of shareholder adoption, the Board may consider, among other things, factors such as:

•	existing and expected marketability and liquidity of our common stock;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the status of our common stock listing on the NYSE and the listing standards and rule-making process of NYSE and other stock exchanges;

•	the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;

•	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	the outlook for oil price volatility and other prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, the market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the $1.00 minimum bid price per share as required by the NYSE, or the Company may fail to meet the other requirements for continued listing on the NYSE, including the minimum value of listed securities, resulting in the delisting of our common stock.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our shareholders who own "odd lots" of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the "Effective Time"), if approved by shareholders and implemented by HighPoint, would be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The exact timing of the filing of the amendment would be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding shareholder approval and without further action by the shareholders, the Board, in its sole discretion, determines that it is in HighPoint's best interests and the best interests of HighPoint's shareholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Shareholders would not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent's completion of such sale, shareholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Shareholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheatment laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold HighPoint common stock after the Reverse Stock Split, you may do so by either, (1) purchasing a sufficient number of shares of HighPoint common stock, or, (2) if you have shares of HighPoint common stock in more than one account, consolidating your accounts; in each case, so that you hold a number of shares of our common stock in your account prior to the Effective Time that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in "street name" (that is, through a broker, bank or other holder of record) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the Effective Time, each shareholder would own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our common stock and proportionately reduce the number of authorized shares of our common stock based on the Reverse Stock Split ratio of not less than 1-for-10 and not greater than 1-for-100, with an exact ratio as may be determined by our Board in its sole discretion at a later date.

Voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split would generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some shareholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

As discussed above, the Reverse Stock Split would result in a change to our authorized capitalization such that the number of authorized shares of common stock available for issuance would be proportionately reduced by the Reverse Stock Split ratio of not less than 1-for-10 and not greater than 1-for-100.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of March 2, 2020, relating to our outstanding common stock issued and outstanding or held in treasury based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding or Held in Treasury	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre_Reverse Stock Split	400,000,000	212,154,421	4,607,646	183,237,933
Post-Reverse Stock Split 1:10	40,000,000	21,215,442	460,764	18,323,793
Post-Reverse Stock Split 1:100	4,000,000	2,121,544	46,076	1,832,379

After the Effective Time, our common stock will continue to be listed on the NYSE, under the symbol "HPR", although it would receive a new CUSIP number.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE.

Effect on Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 75,000,000 shares of Preferred Stock, par value $0.001 per share, and 400,000,000 shares of common stock, par value $0.001 per share. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Accounting Matters

The Reverse Stock Split would not affect the common stock capital account on our balance sheet and the par value of our common stock will remain unchanged. The stated capital component, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our shareholders' equity, in the aggregate, would remain unchanged. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) will be restated to reflect the Reverse Stock Split.

Effect on HighPoint's Stock Plans

As of March 2, 2020, the last practicable day before the printing of these proxy materials, we had no shares subject to stock options, 3,543,793 shares of unvested restricted stock, 194,507 shares of vested restricted stock for which settlement has been deferred, and 601,596 shares subject to unvested restricted stock units outstanding under our 2012 Equity Incentive Plan (each as amended and otherwise adjusted to cover HighPoint Resources common stock, the "Stock Plans").

Under each of the Stock Plans, the Compensation Committee is authorized to determine the appropriate adjustment to the awards outstanding under our Stock Plans in the event of a reverse stock split. Accordingly, the Compensation Committee has provided that, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, will be equitably adjusted to reflect the Reverse Stock Split. In addition, pursuant to the authority provided under the Stock Plans, the Compensation Committee has authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical or conforming changes to our Stock Plans.

For illustrative purposes only, if a 1-for-10 reverse stock split is effected, the 267,750 shares that remain available for issuance under the Stock Plans as of March 2, 2020, the last practicable date before the printing of these proxy materials, are expected to be adjusted to 26,775 shares, subject to increase as and when outstanding awards made under the Stock Plans expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the Stock Plans.

For illustrative purposes only, if a 1-for-100 reverse stock split is effected, the 267,750 shares that remain available for issuance under the Stock Plans as of March 2, 2020, the last practicable date before the printing of these proxy materials, are expected to be adjusted to 2,677 shares, subject to increase as and when outstanding awards made under the Stock Plans expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the Stock Plans.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you warrant that you owned the shares of HighPoint's common stock for which you received a cash payment.

At the Effective Time, we intend to treat shareholders holding shares of our common stock in "street name" (that is, through a broker, bank or other holder of record) in the same manner as registered shareholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in "street name"; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Exchange of Stock Certificates

As soon as practicable after filing the Certificate of Amendment to the Amended and Restated Certificate of Incorporation effecting the Reverse Stock Split with the Secretary of State of the State of Delaware, shareholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, we may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will, until so exchanged, be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for shareholders in effecting the exchange of their certificates.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES OR SUBMIT THEIR STOCK CERTIFICATES NOW. YOU SHOULD SUBMIT THEM ONLY AFTER YOU RECEIVE INSTRUCTIONS FROM US OR OUR EXCHANGE AGENT.

No service charges, brokerage commissions, or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (i) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

Except as specifically described below, this summary is limited to holders of our common stock that are "U.S. Holders" as defined immediately below. For purposes of this summary, a "U.S. Holder" is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (2) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations for it to continue to be treated as a domestic trust.

This summary also does not discuss all tax considerations that may be relevant to holders of our common stock in light of their particular circumstances, nor does it address the consequences to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	cooperatives;

•	banks, trusts, financial institutions, or insurance companies;

•	persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	shareholders who own, or are deemed to own, at least 10 percent or more, by voting power or value, of our equity;

•
holders owning our common stock as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, integrated investment, or other risk reduction transaction for U.S. federal income tax purposes;

•	certain former citizens or former long-term residents of the U.S.;

•	holders who are subject to the alternative minimum tax; or

•	persons that own our common stock through partnerships or other pass-through entities.

This summary does not address the U.S. federal income tax consequences to holders of our common stock who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this summary does not address any state, local, or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of the partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN.

The Reverse Stock Split is intended to be treated as a "recapitalization" for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. A U.S. Holder generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder's holding period in the shares of our common stock received will include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be long term capital gain or loss if the U.S. Holder's holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of capital losses may be subject to limitation.

No Appraisal Rights

Under the DGCL, our shareholders are not entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our shareholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other shareholders.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the annual meeting of shareholders is required to adopt and approve the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. Because adoption and approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention or any broker non-vote with respect to the reverse stock split proposal will have the same effect as a vote "AGAINST" the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

"RESOLVED, that the shareholders approve the amendment to the Company's Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company's outstanding Common Stock at a reverse stock split ratio of not less than 1-for-10 and not greater than 1-for-100, and a proportionate reduction in the number of authorized shares of our Common Stock, with an exact ratio as may be determined by the Board in its sole discretion at a later date (the "Reverse Stock Split"), provided that the Board, in its discretion, may elect not to effect the Reverse Stock Split."

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, will vote on such matters in accordance with their judgment. See "Proposals By Individual Shareholders; Discretionary Authority To Vote Proxies" below.

PROPOSALS BY INDIVIDUAL SHAREHOLDERS

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of shareholders following the end of our 2020 fiscal year, proposals by individual shareholders must be received by us no later than November 18, 2020. Shareholder proposals also must comply with certain SEC rules and regulations.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year's annual meeting only if the advance notice provisions of our Bylaws are satisfied. To be considered timely, proposals by shareholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting of shareholders, or between December 17, 2020 and January 18, 2021 for the 2021 annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. A shareholder must also comply with certain other provisions of our Bylaws. A description of the procedures that must be followed by shareholders submitting proposals to nominate directors is described in greater detail above under "Proposal No. 1-Election of Directors." A copy of our Bylaws is available on our website (go to www.hpres.com then to the "Corporate Responsibility" tab and then to the "Corporate Governance" tab) or contact our Corporate Secretary at 555 17th Street, Suite 3700, Denver, Colorado 80202.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC's "householding" rules. These householding rules permit the delivery of only one set of proxy solicitation materials to shareholders who share the same address, unless otherwise requested. Any shareholder of record who shares an address with another shareholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, and/or request future delivery of separate materials upon writing our Corporate Secretary at 555 17 th Street, Suite 3700, Denver, Colorado 80202 or calling (303) 293-9100. Likewise, any shareholder of record who shares an address with another shareholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 555 17 th Street, Suite 3700, Denver, Colorado 80202 or calling (303) 293-9100.

AVAILABILITY OF REPORTS ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 TO ANY OF OUR SHAREHOLDERS OF RECORD, OR TO ANY SHAREHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 2, 2020. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR CORPORATE SECRETARY, HIGHPOINT RESOURCES CORPORATION, 555 17th STREET, SUITE 3700, DENVER, COLORADO 80202, OR YOU CAN CALL (303) 293-9100 TO REQUEST A COPY.

This notice and proxy statement are sent by order of the Board of Directors.

Dated	March 18, 2020	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 28, 2020. You are requested to cast your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Important Notice Regarding the Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

* * * * *

APPENDIX A

HIGHPOINT RESOURCES CORPORATION
2012 EQUITY INCENTIVE PLAN

(Conforming copy incorporating amendments through March 2, 2020)

Plan provisions incorporating the Second Amendment are redlined

1.Purpose. The purpose of the HighPoint Resources Corporation 2012 Equity Incentive Plan (the "Plan") is to enhance the ability of HighPoint Resources Corporation (the "Company") and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's stockholders to align the interests of those Participants with the Company's stockholders, providing Participants with a strong incentive to put forth the maximum effort for the continued success and growth of the Company.

2.Definitions. In this Plan, the following definitions will apply.

(a)"Affiliate" means any corporation that is a Subsidiary or Parent of the Company.

(b)"Agreement" means the written or electronic agreement or notice evidencing an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c)"Award" means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d)"Board" means the Board of Directors of the Company.

(e)"Cause" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) the Participant's failure to perform the duties reasonably assigned to him or her by the Company or Affiliate, (ii) a good faith finding by the Company or any Affiliate of the Participant's dishonesty gross negligence or misconduct, (iii) a material breach by the Participant of any written company employment policies or rules or (iv) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime that involves fraud, dishonesty or moral turpitude.

(f)"Cash Incentive Award" means an Award described in Section 11(a) of the Plan.

(g)"Change in Control" means one of the following:

(1)An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding Voting Securities or 30% or more of the shares of Stock outstanding, except that the following will not constitute a Change in Control:

(A)any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company ~~for the purpose of providing financing to the Company~~;

(B)any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities or Stock as of the effective date of this Plan; or

(C)any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company's outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 30% of the combined voting power of the Company's outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2)Individuals who are Continuing Directors cease for any reason to constitute at least ~~two-thirds~~ a majority of the members of the Board; or

(3)The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h)"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(i)"Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). If the Compensation Committee or a sub-committee of the Compensation Committee meets these criteria, the Compensation Committee or such sub-committee may serve as the Committee.

(j)"Company" means HighPoint Resources Corporation, a Delaware corporation, or any successor thereto.

(k)"Continuing Director" means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company's stockholders, was approved by a vote of at least two-thirds of the then Continuing Directors; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or Group for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or Group with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(l)"Corporate Transaction" means a reorganization, merger or consolidation of the Company or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(m)"Disability" means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, "total and permanent disability" within the meaning of Code Section 22(e)(3).

(n)"Employee" means an employee of the Company or an Affiliate.

(o)"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)"Exchange Act Person" means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company's Voting Securities in substantially the same proportions as their beneficial ownership of the Company's Voting Securities.

(q)"Fair Market Value" means the fair market value of a Share determined as follows:

(1)If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r)"Full Value Award" means an Award other than an Option Award, Stock Appreciation Right Award or Cash Incentive Award.

(s)"Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t)"Group" means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

(u)"Non-Employee Director" means a member of the Board who is not an Employee.

(v)"Option" means a right granted under the Plan to purchase a specified number of Shares at a specified price. An "Incentive Stock Option" or "ISO" means any Option designated as such and granted in accordance with the requirements of Code Section 422. A "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

(w)"Other Stock-Based Award" means an Award described in Section 11(b) of this Plan.

(x)"Parent" means a "parent corporation," as defined in Code Section 424(e).

(y)"Participant" means a person to whom an Award is or has been made in accordance with the Plan.

(z)"Performance-Based Compensation" means an Award to a person who is, or is determined by the Committee to likely become, a "covered employee" (as defined in Section 162(m)(3) of the Code) and that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

(aa)"Plan" means this HighPoint Resources Corporation 2012 Equity Incentive Plan, as amended and in effect from time to time.

(bb)"Prior Plans" means, collectively, the Company's 2008 Stock Incentive Plan, 2004 Stock Incentive Plan, 2003 Stock Option Plan and 2002 Stock Option Plan (each, a "Prior Plan").

(cc)"Restricted Stock" means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd)"Service" means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider's Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee)"Service Provider" means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff)"Share" means a share of Stock.

(gg)"Stock" means the common stock, $0.001 par value, of the Company.

(hh)"Stock Appreciation Right" or "SAR" means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii)"Stock Unit" means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj)"Subsidiary" means a "subsidiary corporation," as defined in Code Section 424(f), of the Company.

(kk)"Substitute Award" means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll)"Voting Securities" of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.Administration of the Plan.

(a)Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3)establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4)taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c)Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)Finality of Decisions. The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company's expense, to handle and defend the claims before such person undertakes to handle and defend them on such person's own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.Shares Available Under the Plan.

(a)Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), from and after the Second Plan Amendment Effective Date (as defined below), the number of Shares that may be ~~issued~~ granted pursuant to new awards under the Plan ~~subsequent to the date on which the Amendment to the Plan, dated as of February 7, 2018 (the "Plan Amendment Adoption Date"), is approved by the Company's stockhlders (such approval date, the "~~ shall be 11,672,750, less any Shares subject to Awards granted under the Plan on or after March 2, 2020 and prior to the Second Plan Amendment Effective Date~~") shall be 6,500,000, less any Shares issued under the Plan on or after Plan Amendment Adoption Date and prior to the Plan Amendment Effective Date, and plus any Shares that again become available for grant pursuant to Section 4(b) on or after the Plan Amendment Adoption Date and prior to the Plan Amendment Effective Date~~. After the effective date of the Plan, no additional awards may be granted under the Prior Plans. Shares issued under the Plan shall come from authorized and unissued Shares or treasury Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year. The "Second Plan Amendment Effective Date" means the date on which the Second Amendment to the Plan, dated as of February 21, 2020, is approved by the Company's stockholders.

(b)Effect of Forfeitures and Other Actions; No Liberal Share Recycling. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of the Plan (a "Prior Plan Award"), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under the Plan. Notwithstanding anything to the contrary, ~~on or after the Plan Amendment Effective Date,~~ the following Shares shall not become available for Awards again or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under the Plan or a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under the Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right issued under the Plan or a Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d)No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(e)ISO Limit. Subject to adjustment as provided in Section 12(a), from and after the Second Plan Amendment Effective Date, the maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be equal to the number of Shares available for grant as of the Second Plan Amendment Effective Date, as set forth in Section 4(a).

(f)Limits on Director Awards. The maximum number of Shares subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees paid during the year to the Non-Employee Director in respect of such individual's service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(g)Limits on Individual Awards. Subject to adjustment as provided in Section 12(a), no Participant may be granted Awards (excluding Cash Incentive Awards) covering in excess of 1,500,000 Shares during any calendar year.

5.Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.General Terms of Awards.

(a)Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)Term; Minimum Vesting Requirement. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), such vesting conditions as are determined by the Committee, and any applicable performance period. Notwithstanding any other provision of the Plan to the contrary, ~~equity based~~ Awards granted under the Plan (other than Cash Incentive Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted ~~(excluding, for this purpose, any~~; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards ~~and~~ , (ii) Shares delivered in lieu of fully vested cash ~~Awards); provided that~~ obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year's annual meeting, and (iv) any additional Awards the Committee may grant ~~equity based Awards without regard to the foregoing minimum vesting requirement with respect~~, up to a maximum of five percent (5%) of the available ~~Share~~share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 12(a)); and, provided, further, that the foregoing restriction does not apply to the Committee's discretion to provide ~~in the terms of the Award or otherwise~~ for accelerated exercisability or vesting of any Award, including in cases of retirement, death, ~~disability~~Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

(c)Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant's guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any "family member" (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the termination of Service of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any transferee.

(d)Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant's death. Any such designation shall be on a written or electronic form approved by the Company and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e)Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant's Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1)Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is three months after the date of such termination, regardless of whether such day is a business day, provided that if a Participant thereafter dies during such three month period, the vested and exercisable portions of the Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(4)Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(f)Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, group, unit, division, Affiliate or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a recapitalization, a change in the accounting practices of the Company, or the Participant's death or Disability.

(h)Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends, dividend equivalents or other distributions be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h). Nothing in this paragraph shall be construed as a limitation on the applicability of Section 12(a) to a dividend or distribution that is governed by such Section.

7.Stock Option Awards.

(a)Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d)Incentive Stock Options.

(1)An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option's Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount required pursuant to the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(2)No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3)For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4)If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5)The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.Stock Appreciation Rights.

(a)Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the

Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9.    Restricted Stock Awards.

(a)Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award and may correspondingly provide for Company repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

10.Stock Unit Awards.

(a)Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.Cash-Based and Other Stock-Based Awards.

(a)Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b)The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.Changes in Capitalization, Corporate Transactions, Other Change in Control.

(a)Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make equitable and appropriate adjustments to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)Corporate Transactions. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)Acceleration. Unless the Committee provides for the continuation, assumption or replacement of some or all outstanding Awards pursuant to Section 12(b)(2) or for the cancellation of some or all outstanding Awards in exchange for payment pursuant to Section 12(b)(3), all outstanding Awards under the Plan will be accelerated in the event of a Change in Control that involves a Corporate Transaction as follows: (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards and Cash Incentive Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based Awards, the number of Shares that become fully exercisable or fully vested, as the case may be, or the settlement amount of a Cash Incentive Award will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 12(b)(1) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

(2)Continuation, Assumption or Replacement of Awards.

(A)In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 12(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(2)(B). For purposes of this Section 12(b)(2)(A), an Award other than a Cash Incentive Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(B)The Committee may provide in its discretion (in the applicable Agreement or otherwise) that if and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(2)(A) above, and if a Participant experiences an involuntary termination of Service for reasons other than Cause within a specified amount of time following the Change in Control, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for a period of time to be determined by the Committee following the Participant's termination of Service, and (ii) any Full Value Awards or Cash Incentive Awards that are not yet fully vested shall immediately vest in full.

(3)Payment for Awards. In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, then such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as follows: the payment for any canceled Award that was denominated in Shares shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. In the case of performance-based Awards, the number of Shares subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's stockholders in connection with the Corporate Transaction, and may, in the Committee's discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company's stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

In the event of a Change in Control that involves a Corporate Transaction, any outstanding Award under this Plan that is not accelerated pursuant to Section 12(b)(1) must be continued, assumed or replaced pursuant to Section 12(b)(2) or canceled in exchange for payment pursuant to Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).

(c)Other Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide in its discretion (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within a specified amount of time following the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

(d)Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

13.Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person's Service at any time with or without Cause or change such person's compensation, other benefits, job responsibilities or title.

14.Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of any tax withholdings (up to the maximum statutory tax rates in the Participant's applicable jurisdictions) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.Effective Date, Duration, Amendment and Termination of the Plan.

(a)Effective Date. The Plan shall become effective on the date it is approved by the Company's stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company's stockholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

(b)Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Second Plan Amendment Effective Date, whichever occurs first (the "Termination Date"). Awards made before the Termination Date will continue to be outstanding in accordance with their terms unless limited in the applicable Agreement.

(c)Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e)No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or Stock Appreciation Right, unless such action is first approved by the Company's stockholders.

16.Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17.Performance-Based Compensation.

(a)Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)Compliance with Code Section 162(m). If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

(c)Limitations. Subject to adjustment as provided in Section 12(a), the maximum number of Shares that may be the subject of Full Value Awards of Performance-Based Compensation that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 500,000 Shares. The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(d)Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following : revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company's attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

18.Other Provisions.

(a)Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. None of the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d)Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A;

(2)If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant's tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h)Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)Forfeiture and Compensation Recovery.

(1)The Committee may specify in an Agreement that the Participant's rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

APPENDIX B

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HIGHPOINT RESOURCES CORPORATION

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

HIGHPOINT RESOURCES CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [ ] shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation's transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent's completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

SECOND: Upon the Effective Time, paragraph (A) of the Fourth Article of the Corporation's Amended and Restated Certificate of Incorporation, relating to the capital structure of the Corporation, is hereby amended to read in its entirety as set forth below:

Classes of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [ ], consisting of [ ] shares of Common Stock, par value of $0.001 per share (the "Common Stock"), and 75,000,000 shares of Preferred Stock, par value of $0.001 per share (the "Preferred Stock").

THIRD: This Certificate of Amendment shall become effective as of [ ], 2020 at 12:02 a.m.

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions at a meeting of the Board of Directors held on February 21, 2020, in accordance with the provisions of Section 141(b) of the DGCL, setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. The annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on April 28, 2020, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

B-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment.

HIGHPOINT RESOURCES CORPORATION

By:
Name: R. Scot Woodall
Title: Chief Executive Officer

B-2

ANNUAL MEETING OF HIGHPOINT RESOURCES

Date: April 28, 2020
Time: 8:30 a.m. (Mountain Time)
Place: 555 17th Street, 38th Floor, Crystal Peak "A" Conference Room
Denver, CO 80202

Please make your marks like this: ☒ **Use dark black pencil or pen only**

The Board of Directors Recommends a Vote "**FOR**" proposals 1, 2, 3, 4 and 5.

1: Election of Directors:

	For	Withhold	Directors Recommend
01 Mark S. Berg	☐	☐	For
02 Scott A. Gieselman	☐	☐	For
03 Craig S. Glick	☐	☐	For
04 Lori A. Lancaster	☐	☐	For
05 Jim W. Mogg	☐	☐	For
06 Edmund P. Segner, III	☐	☐	For
07 Randy I. Stein	☐	☐	For
08 R. Scot Woodall	☐	☐	For

6: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

____________________ Please Sign Here　　______________ Please Date Above

____________________ Please Sign Here　　______________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of HIGHPOINT RESOURCES CORPORATION
to be held on Tuesday, April 28, 2020
for Holders as of March 2, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/HPR
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-240-5213
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints R. Scot Woodall and Kenneth A. Wonstolen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of HighPoint Resources Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 and 5.

All votes for 401(k) participants must be received by 11:59 P.M., Eastern Time, April 23, 2020.

PROXY TABULATOR FOR
HIGHPOINT RESOURCES CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — HighPoint Resources Corporation
Annual Meeting of Shareholders
April 28, 2020, 8:30 a.m. (Mountain Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints R. Scot Woodall and Kenneth A. Wonstolen (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of HighPoint Resources Corporation, a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 555 17th Street, 38th Floor, Crystal Peak "A" Conference Room, Denver, CO 80202, on April 28, 2020 at 8:30 a.m. (Mountain Time) and all adjournments thereof.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

The purpose of the Annual Meeting is to take action on the following:

1. Election Directors:

01 Mark S. Berg	05 Jim W. Mogg
02 Scott A. Gieselman	06 Edmund P. Segner, III
03 Craig S. Glick	07 Randy I. Stein
04 Lori A. Lancaster	08 R. Scot Woodall

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "FOR" proposals 2, 3, 4 and 5.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director, and "FOR" proposals 2, 3, 4 and 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐